Exhibit 10.1 Execution Version UNIT PURCHASE AGREEMENT BY AND AMONG YEXT, INC. MARK KABANA, JOSEPH ALCARAZ, KYLE COOK, PAVEL PUCHKAREV, KABANASOFT, LLC AND MARK KABANA, as SELLER REPRESENTATIVE Dated as of February 7, 2025

TABLE OF CONTENTS

Page

ARTICLE I THE UNIT PURCHASE 1

1.1 ***The Unit Purchase*** 1
1.2 ***The Closin***g 2
1.3 ***Closing Consideration*** 2
1.4 ***Post-Closing Payments*** 2
1.5 ***Escrow Fund Amount; Expense Fund Amount*** 2
1.6 ***Buyer's Obligations Fulfilled***. 2
1.7 ***Withholding Taxes*** 3
1.8 ***Certain Transfer Taxes and Fees*** 3
1.9 ***Taking of Necessary Action; Further Action*** 4

ARTICLE II PURCHASE PRICE ADJUSTMENT 4

2.1 ***Pre-Closing Statement***. 4

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY 4

3.1 ***Organization of the Company*** 4
3.2 ***Company Capital Structure***. 5
3.3 ***Authority***. 6
3.4 ***No Conflict***. 6
3.5 ***Governmental Consents***. 7
3.6 ***Company Financial Statements.*** 7
3.7 ***No Undisclosed Liabilities***. 7
3.8 ***Internal Controls***. 7
3.9 ***No Changes***. 7
3.10 ***Tax Matters***. 10
3.11 ***Restrictions on Business Activities.*** 13
3.12 ***Title to Properties; Absence of Liens and Encumbrances***. 13
3.13 ***Intellectual Property***. 14
3.14 ***Data Processing, Privacy, and Security***. 18
3.15 ***Agreements, Contracts and Commitments***. 19
3.16 ***Interested Party Transactions*** 20
3.17 ***Authorization*** 21
3.18 ***Litigation***. 21
3.19 ***Minute Books***. 21
3.20 ***Environmental Matters***. 21
3.21 ***Brokers' and Finders' Fees***. 21
3.22 ***Employee Benefit Plans and Compensatio***n. 22
3.23 ***Insurance*** 26
3.24 ***Compliance with Laws***. 26
3.25 ***Bank Accounts, Letters of Credit and Powers of Attorney*** 28

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLERS 28

4.1 ***Capacity, Authorization and Validity*** 28

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TABLE OF CONTENTS (continued) Page -ii- 4.2 No Conflict; Required Consents and Approvals ......................................28 4.3 Acknowledgement .....................................................................................29 4.4 Title to Units ..............................................................................................29 4.5 Litigation ...................................................................................................29 4.6 Transaction Expenses ...............................................................................29 ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER .......................29 5.1 Organization, Standing and Power. .........................................................29 5.2 Authority. ...................................................................................................30 5.3 Consents. ...................................................................................................30 5.4 No Conflict. ...............................................................................................30 ARTICLE VI ADDITIONAL AGREEMENTS ................................................................30 6.1 Confidentiality. ..........................................................................................30 6.2 Expenses. ...................................................................................................30 6.3 Public Disclosure. .....................................................................................31 6.4 Consents ....................................................................................................31 6.5 Additional Documents and Further Assurances; Reasonable Efforts. ..31 6.6 Tax Matters. ..............................................................................................31 6.7 Incentive Equity. .......................................................................................34 6.8 Leases. .......................................................................................................34 6.9 Release. ......................................................................................................34 ARTICLE VII CLOSING DELIVERABLES ...................................................................36 7.1 Closing Deliverables. ................................................................................36 ARTICLE VIII SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS .......................................................................................................37 8.1 Survival of Representations, Warranties and Covenants. .......................37 8.2 Indemnification by the Sellers. .................................................................37 8.3 Escrow Arrangements. ..............................................................................38 8.4 Indemnification Claims. ...........................................................................39 8.5 Maximum Payments. ................................................................................40 8.6 Sole Remedy. .............................................................................................40 ARTICLE IX SELLER REPRESENTATIVE ..................................................................40 9.1 Seller Representative. ................................................................................40 ARTICLE X AMENDMENT AND WAIVER .................................................................42 ARTICLE XI .....................................................................................................................42 11.1 Amendment................................................................................................42 11.2 Extension; Waiver. ....................................................................................42

TABLE OF CONTENTS
(continued)

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ARTICLE XII GENERAL PROVISIONS....42

12.1 ***Notices***. 42
12.2 ***Interpretation***. 43
12.3 ***Counterparts; Facsimile Signatures***. 43
12.4 ***Entire Agreement; Assignment***. 43
12.5 ***Severability***. 44
12.6 ***Other Remedies; Specific Performance***. 44
12.7 ***Governing Law; Venue***....44
12.8 ***Rules of Construction***. 44
12.9 ***Successors and Assigns***....45
12.10 ***Third Party Beneficiaries***....45
12.11 ***Waiver of Jury Trial***....45

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INDEX OF EXHIBITS Exhibit Description Exhibit A Form of Escrow Agreement Schedules Disclosure Letter Schedule 1.1 Seller Units Schedule 6.7 Incentive Awards Annex Description Annex A Defined Terms

THIS UNIT PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of February 7, 2025 by and among Yext, Inc., a Delaware corporation (“Buyer”), KabanaSoft, LLC, a Pennsylvania limited liability company (the “Company”), Mark Kabana, Joseph Alcaraz, Kyle Cook and Pavel Puchkarev, each a holder of Membership Units of the Company (each, a “Seller” and, together, the “Sellers”) (the “Sellers”) and Mark Kabana, who will serve as the representative of the Sellers, and are collectively referred to herein from time to time as the “Seller Representative.” All capitalized terms that are used but not defined shall have the respective meanings ascribed thereto in Annex A. RECITALS A. The Sellers are collectively the legal, record and beneficial owners of 100% of the Membership Units (the “Units”). The Units held by each Seller are set forth opposite such Seller’s name on Schedule 1.1. B. The Sellers have agreed to sell to Buyer, and Buyer has agreed to purchase from the Sellers, the Units upon the terms and subject to the conditions set forth herein (the “Unit Purchase”). C. A portion of the consideration payable in connection with the Unit Purchase shall be placed in escrow as security for the indemnification obligations set forth in this Agreement and a separate portion shall be placed in escrow as security for adjustments to the purchase price. D. The Company, on the one hand, and Buyer, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the Unit Purchase. E. Concurrently with the execution and delivery of this Agreement by the parties hereto, each Key Employee is entering into and executing (i) an offer letter with Buyer (each an “Offer Letter”), (ii) an employee proprietary information and inventions agreement with Buyer (the “PIIA”) and (iii) a Non- Competition and Non-Solicitation Agreement with Buyer (each a “Non-Competition Agreement”). F. Concurrently with the execution and delivery of this Agreement by the parties hereto, the Company shall obtain and deliver to Buyer a true, correct and complete copy of an executed action by written consent holders of Company Units evidencing the adoption of this Agreement and the approval of the Unit Purchase and the other transactions contemplated hereby, which consent shall be executed pursuant to and in accordance with the applicable provisions of Pennsylvania Law and the Organizational Documents (the “Required Vote”). NOW, THEREFORE, in consideration of the mutual agreements, covenants and other promises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows: ARTICLE I THE UNIT PURCHASE 1.1 The Unit Purchase. Upon and subject to the terms and conditions of this Agreement, at the closing of the Unit Purchase (the “Closing”), the Sellers shall sell, assign, transfer, convey and deliver to Buyer all right, title and interests in, to and under all Units, free and clear of all Encumbrances and any other rights or claims of others, and Buyer shall purchase from each Seller such Seller’s Purchased Units, in exchange for the consideration set forth in Section 1.3.

2 1.2 The Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the Unit Purchase (the “Closing”) shall take place remotely through the electronic exchange of documentation simultaneously with the entry into this Agreement. The date on which the Closing occurs is referred to herein as the “Closing Date.” 1.3 Closing Consideration. Upon the terms and subject to the conditions set forth in this Agreement, as soon as reasonably practicable following the Closing, Buyer shall deliver, subject to applicable withholding (as more fully provided in Section 1.7), to each Seller, such Seller’s Pro Rata Portion of the Closing Consideration. 1.4 Post-Closing Payments. Upon the terms and subject to the conditions set forth in this Agreement, at the applicable time following the Closing, Buyer shall deliver, subject to applicable withholding (as more fully provided for in Section 1.7) to each Seller, such Seller’s Pro Rata Portion of the following: (a) the portion of the Escrow Fund Amount, if any, required to be delivered to the Indemnifying Parties pursuant to Section 8.3(b), as and when any such delivery is required to be made; (b) the portion of the Expense Fund Amount, if any, required to be delivered to the Sellers pursuant to Section 9.1(f), as and when any such delivery is required to be made. 1.5 Escrow Fund Amount; Expense Fund Amount. (a) On the Closing Date, Buyer shall holdback and retain the Escrow Fund Amount, which amount shall not become payable as of the Closing Date but shall instead be paid in accordance with, and subject to the provisions of Article VIII. The Escrow Fund shall be held as partial security for any Losses for which any of the Indemnified Parties are entitled to recovery under this Agreement, including pursuant to Article VIII and for the payment of any Taxes pursuant to Section 6.2. The Escrow Fund Amount shall be withheld from the amounts payable to Indemnifying Parties pursuant Section 1.4, and the amount of the Escrow Fund Amount so withheld from each Indemnifying Party shall be deemed to have been contributed to the Escrow Fund, respectively, with respect to such Indemnifying Party. (b) As promptly as reasonably practicable after the Closing, Buyer shall deposit, or cause to be deposited, with the Seller Representative the Expense Fund Amount, by wire transfer of immediately available funds to an account designated in writing by the Seller Representative at least two Business Days prior to the Closing Date, to be held by the Seller Representative until used by the Seller Representative or delivered to the Indemnifying Parties in accordance with the terms of this Agreement (the “Expense Fund”). For Tax purposes, the Expense Fund Amount shall be treated as having been received and voluntarily set aside by the Sellers at the time of Closing. (c) Each Indemnifying Party’s right, if any, to receive cash from the Indemnity Escrow Fund, the Adjustment Escrow Fund or the Expense Fund, as applicable, is non-transferable and non-assignable, except that each Indemnifying Party shall be entitled to assign such Indemnifying Party’s rights to such amounts by will, by the Laws of intestacy or by other similar operation of law, provided that any such assignee shall be subject to the terms hereof applicable to the Indemnifying Party. 1.6 Buyer’s Obligations Fulfilled. (a) No later than three (3) Business Days prior to the Closing Date or any distribution of Closing Consideration from the Escrow Fund to the Sellers, as applicable, the Company (if

3 prior to the Closing) and the Seller Representative (if after the Closing) shall deliver to Buyer a schedule (a “Payment Schedule”) setting forth: (i) the name, mailing address and e-mail of each Seller entitled to distribution of a portion of the Closing Consideration at such time; (ii) the number of Units of each class held by each such Seller as of immediately prior to the Closing; (iii) each such Seller’s Pro Rata Portion and the amount of Closing Consideration to be deposited in the Escrow Fund on behalf of such Seller pursuant to Section 8.3(a); (iv) the aggregate amount of Closing Consideration to which each such Seller is then entitled, net of any amount to be deposited into the Escrow Fund pursuant to Section 8.3(a); and (v) the amount of any Taxes required to be withheld under applicable Law. (b) The Seller Representative shall be responsible for instructing Buyer and the Company as to the distribution of such amounts then deposited. Buyer and the Company may rely on the instructions of the Seller Representative for distributions and shall have no responsibility or liability with respect thereto; provided, that the distribution instructions of the Seller Representative are followed. Upon Buyer making each aggregate payment required of it under this Agreement, Buyer shall have fulfilled its obligations with respect to such payment. Buyer shall not have any liability whatsoever with respect to the distribution of such payments among the Sellers. Notwithstanding anything herein to the contrary, Buyer shall not be obligated to pay any portion of the Closing Consideration until it has received the Payment Schedule. (c) Notwithstanding anything to the contrary contained herein, none of Buyer, the Sellers or the Company shall be liable to any Seller for Closing Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any Closing Consideration remaining undistributed to Sellers immediately prior to such time as such Closing Consideration would otherwise escheat to or become the property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of Buyer free and clear of all claims or interest of any Person previously entitled thereto. 1.7 Withholding Taxes Notwithstanding any other provision in this Agreement, Buyer, the Company and each of their affiliates and Representatives (i) shall have the right to deduct and withhold Taxes from any payments to be made hereunder if such withholding is required by Law and (ii) shall be provided with any necessary Tax forms, including IRS Form W-9 or the appropriate series of Form W-8, as applicable, and any similar information. To the extent that any of the aforementioned amounts are so withheld, such withheld amounts shall be paid over to the appropriate taxing authority and shall be treated for all purposes of this Agreement as having been delivered and paid to the recipient of payments in respect of which such deduction and withholding was made. To the extent that any payment pursuant to this Agreement is not reduced by such deductions or withholdings, such recipient shall indemnify Buyer and its affiliates for any amounts imposed by any Governmental Authority together with any costs and expenses related thereto (including reasonable attorneys’ fees and costs of investigation). 1.8 Certain Transfer Taxes and Fees All transfer, documentary, sales, use, stamp, value added, goods and services, excise, registration and other similar Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated by this Agreement (“Transfer Taxes”) shall be paid by

4 the Sellers when due, and Seller Representative will, at the expense of the Sellers, file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes and if required by applicable Law, Buyer will and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation. 1.9 Taking of Necessary Action; Further Action. If at any time after the date of the Agreement, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Buyer with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, Buyer, and the officers and directors of the Company and Buyer are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action. ARTICLE II PURCHASE PRICE ADJUSTMENT 2.1 Pre-Closing Statement. No later than five (5) Business Days prior to the Closing Date, the Company shall deliver to Buyer a preliminary spreadsheet (the “Pre-Closing Statement”), setting forth in reasonable detail the Company’s good faith estimate of the Closing Consideration (including all the components thereof). The Company shall consider in good faith any of Buyer’s reasonable comments to such preliminary Pre-Closing Statement and the figures and calculations set forth thereon and provide any additional supporting documentation reasonably requested by Buyer. At least three (3) Business Days before the Closing Date, the Company shall deliver to Buyer the final Pre-Closing Statement in form and substance satisfactory to Buyer (acting reasonably) and accompanied by documentation satisfactory to Buyer (acting reasonably) for such calculations and any additional information reasonably requested by Buyer. The Company shall prepare the Pre-Closing Statement in accordance with the Accounting Principles, which Pre-Closing Statement Certificate contains a calculation of the Closing Consideration as if each of its component parts were determined as of the Closing Date. Nothing in this Section 2.1, including the fact that Buyer may provide comments or request changes to the preliminary Pre-Closing Statement or any of the figures or calculations set forth thereon or that Buyer and the Company may agree to changes to the information or amounts on the Pre-Closing Statement, shall in any way limit the right of any Person under Article VIII. ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY The Company hereby represents and warrants to Buyer, as of the date hereof (unless explicitly stated otherwise), subject to such exceptions as are specifically disclosed in the disclosure letter (referencing the appropriate section and paragraph numbers) supplied by the Company to Buyer on the date hereof (the “Disclosure Letter”) as follows (for purposes of the Disclosure Letter, the information in each section of the Disclosure Letter shall be deemed to incorporate information disclosed in other sections of the Disclosure Letter to the extent it is reasonably apparent from the face of such disclosure in another section that the disclosure in that section applies to the disclosure in the other section) (references to “Company” in this Article III shall refer, wherever not inappropriate by reference to the context, to the Company and its subsidiaries): 3.1 Organization of the Company. The Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the Commonwealth of Pennsylvania. The Company has the limited liability company power to own its properties and assets and to carry on its business as currently conducted. The Company is duly qualified or licensed to do business and in good

5 standing as a foreign corporation in each jurisdiction in which such qualification or licensure is required by Law, except for those jurisdictions where the failure to be so qualified or licensed and in good standing would not reasonably be expected to have, individually, or in the aggregate, a Company Material Adverse Effect. The Company has made available a true and correct copy of its certificate of incorporation and bylaws, each as amended to date and in full force and effect on the date hereof (collectively, the “Charter Documents”), to Buyer. Section 3.1 of the Disclosure Letter lists the managers and officers of the Company as of the date hereof. Except as set forth in Section 3.1 of the Disclosure Letter, the operations now being conducted by the Company are not now and have never been conducted by the Company under any other name. Section 3.1 of the Disclosure Letter also lists (a) each jurisdiction in which the Company is qualified or licensed to do business, and (b) every state or foreign jurisdiction in which the Company has employees or facilities. 3.2 Company Capital Structure. (a) The authorized Company Units of the Company consists of (i) Class A Units, of which 650,000 Units are issued and outstanding on the date hereof, (ii) Class B Units, none of which are issued and outstanding on the date hereof, (iii) Class P Units, none of which are issued and outstanding on the date hereof, and (iv) Class I Units, of which 350,000 Units are issued and outstanding on the date hereof. The Company Units are held by the Persons with the domicile addresses and in the numbers of shares set forth in Section 3.2(a) of the Disclosure Letter. All outstanding Company Units are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Charter Documents of the Company, or any agreement to which the Company is a party or by which it is bound, and have been issued in compliance with all applicable Laws, including federal and state securities Laws. The Company has not, and will not have, suffered or incurred any liability (contingent or otherwise) or claim, loss, damage, deficiency, cost or expense relating to or arising out of the issuance or repurchase of any Company Units or options or warrants to purchase Company Units, or out of any agreements or arrangements relating thereto (including any amendment of the terms of any such agreement or arrangement). There are no declared or accrued but unpaid dividends with respect to any shares of Company Units. The Company has no equity interests other than the Company Units authorized, issued or outstanding. The Company has no Company Units that are unvested. The aggregate amount of Company Debt outstanding on the date hereof is $ $537,372.81. (b) The Company has never adopted, sponsored or maintained any stock option plan or any other plan or agreement providing for equity-based compensation to any Person, and has never provided equity-based compensation to any Person. Except as set forth in Section 3.2(b) of the Disclosure Letter, there are no options, warrants, calls, rights, convertible securities, commitments or agreements of any character, written or oral, to which the Company is a party or by which the Company is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any Company Units or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock option, stock appreciation, phantom stock, profit participation, or other rights, rights of any type, the value of which is determined by reference in whole or in part to the value of Company Units or any other securities of the Company (whether payable in cash, property or otherwise) with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting securities of the Company. Except as set forth in Section 3.2(b) of the Disclosure Letter, there are no shareholder agreements or similar agreements to which the Company is a party, including any agreement relating to the registration, sale or transfer (including agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any Company Units. The Payment Schedule is complete and correct. Upon payment of the Closing Consideration as provided for in this Agreement, (i) none of Buyer or the Company will have any obligation to the holders of any Company Units or any calls, rights or securities convertible into Company Units or to any other purported holder of

6 any interest in the Company Units and (ii) no present or former holder or purported holder of any Company Units or any calls, rights or securities convertible into Company Units shall have any right or claim to any capital stock of the Company or any portion of the Closing Consideration. (c) Section 3.2(c) of the Disclosure Letter sets forth each subsidiary of the Company, its jurisdiction of formation and the directors and officers of such subsidiary. Except for those set forth in Section 3.2(c) of the Disclosure Letter, the Company has never had any other subsidiaries. There are no options, warrants, calls, rights, convertible securities, commitments or agreements of any character, written or oral, to which the any Company subsidiary is a party or by which any Company subsidiary is bound obligating such subsidiary to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of its capital stock or obligating such subsidiary to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect any Company subsidiary. Neither the Company nor any Company subsidiary has agreed, is obligated to make, or is bound by any Contract under which it may become obligated to make any future investment in, or capital contribution to, any other Person. Neither the Company nor any Company subsidiary directly or indirectly owns any equity or similar interest in or any interest convertible, exchangeable or exercisable for, any equity or similar interest in, any Person. 3.3 Authority. The Company has all requisite power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which the Company is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required on the part of the Company to authorize the Agreement and any Related Agreements to which it is a party and the transactions contemplated hereby and thereby, subject only to the approval of this Agreement by the Sellers entitled to vote thereon. This Agreement and the Unit Purchase have been unanimously approved by the holders of Company Units. This Agreement and each of the Related Agreements to which the Company is a party has been duly executed and delivered by the Company and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of the Company enforceable against it in accordance with their respective terms, except as such enforceability may be subject to the Laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of Law governing specific performance, injunctive relief, or other equitable remedies. 3.4 No Conflict. (a) Except as set forth on Section 3.4(a) of the Disclosure Letter, the execution and delivery by the Company of this Agreement and any Related Agreement to which the Company is a party, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a “Conflict”) (i) any provision of the Charter Documents, (ii) any Contract, or (iii) any judgment, order, decree, statute, Law, ordinance, rule or regulation applicable to the Company or any of its properties (whether tangible or intangible) or assets. (b) Section 3.4(b) of the Disclosure Letter identifies all consents, waivers and approvals of, and notices to, parties to any Contract to which the Company is a party as are required thereunder in connection with the Unit Purchase, or for any such Contract to remain in full force and effect without limitation, modification or alteration after the Closing Date so as to preserve all rights of, and benefits to, the Company under such Contracts from and after the Closing Date. Following the Closing

7 Date, Buyer will be permitted to exercise all of its rights under such Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay pursuant to the terms of such Contracts had the transactions contemplated by this Agreement not occurred. 3.5 Governmental Consents. No consent, notice, waiver, approval, order or authorization of, or registration, declaration or filing with any court, tribunal administrative agency or commission or other federal, state, county, local, international, municipal, or other foreign governmental or regulatory authority, self-regulatory entity, instrumentality, agency or commission (each, a “Governmental Authority”), is required by, or with respect to, the Company in connection with the execution and delivery of this Agreement and any Related Agreement to which the Company is a party or the consummation of the transactions contemplated hereby and thereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities Laws, the HSR Act and any other applicable Antitrust Laws. 3.6 Company Financial Statements. (a) Section 3.6 of the Disclosure Letter sets forth the Company’s unaudited consolidated balance sheet as of December 31, 2023, and the related unaudited consolidated statements of operations, cash flow and outstanding equity for each of the twelve (12) month period then ended and the unaudited consolidated balance sheet December 31, 2024 (the “Balance Sheet Date”) and the related consolidated statements of operations, cash flow and outstanding equity for the twelve (12) months period then ended (the “Financials”). The Financials are true and correct in all material respects and have been prepared in accordance with past practices applied on a consistent basis throughout the periods indicated and consistent with each other. The Financials present fairly the Company’s financial condition, operating results and cash flows as of the dates and during the periods indicated therein. The Company’s unaudited consolidated balance sheet as of the Balance Sheet Date is referred to hereinafter as the “Current Balance Sheet.” (b) The Company has no Company Products placed with its customers under an understanding permitting their return to the Company other than pursuant to a breach of warranty. 3.7 No Undisclosed Liabilities. The Company has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with past practices) (“Liabilities”), other than those which individually or in the aggregate (a) are reflected in the Current Balance Sheet, or (b) have arisen in the ordinary course of business since the Balance Sheet Date in an amount that does not exceed $50,000 in any one case in the aggregate. 3.8 Internal Controls. The Company maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls which provide reasonable assurance that transactions are recorded as necessary to permit preparation of the financial statements of the Company in accordance with past practices. There has been no fraud, whether or not material, that involved management or other employees of the Company who have a significant role in the Company’s internal control over financial reporting. 3.9 No Changes. Except as set forth on Section 3.9 of the Disclosure Letter, since the Balance Sheet Date, there has not been, occurred or arisen any: (a) transaction by the Company except in the ordinary course of business as conducted on that date;

8 (b) amendments or changes to the Charter Documents of the Company other than as contemplated by this Agreement; (c) capital expenditure or commitment by the Company exceeding $50,000 individually or in the aggregate; (d) payment, discharge or satisfaction of any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise of the Company), other than payments, discharges or satisfactions in the ordinary course of business of Liabilities reflected or reserved against in the Current Balance Sheet or arising in the ordinary course of business since the Balance Sheet Date; (e) destruction of, damage to, or loss of any material assets (whether tangible or intangible), material business or material customer of the Company (whether or not covered by insurance); (f) employment dispute, or receipt of notice of any claim or potential claim from the violation of any employment Laws, including claims or matters raised by any individuals or any workers’ representative organization, bargaining unit or union regarding labor trouble or claim of wrongful discharge or other unlawful employment or labor practice or action with respect to the Company; (g) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company; (h) adoption of or change in any Tax election or any Tax accounting method, entering into any agreement with respect to Taxes, settlement or compromise of any Tax claim or assessment, extension or waiver of the limitation period applicable to any Tax claim or assessment, or filing of any amended Tax Return; (i) revaluation by the Company of any of its assets (whether tangible or intangible), including writing down the value of inventory or writing off notes; (j) declaration, setting aside or payment of a dividend or other distribution (whether in cash, stock or property) in respect of any Company Units, or any split, combination or reclassification in respect of any Company Units, or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for Company Units, or any direct or indirect repurchase, redemption, or other acquisition by the Company of any Company Units (or options, warrants or other rights convertible into, exercisable or exchangeable therefor); (k) hiring or termination of any Employee or consultant of the Company, encouragement of any Employee to resign from the Company, promotion, demotion or other change to the employment status or title of any officer of the Company or resignation or removal of any director of the Company, other than in the ordinary course of business; (l) increase in or modification to (i) to the salary, employment status, title or other compensation (including any bonus or equity based compensation whether payable in cash, securities or otherwise) or fringe benefits, payable or to become payable by the Company to any of its respective officers, directors, Employees, consultants or advisors, (ii) the declaration, adoption, agreement, contract, payment or commitment or obligation of any kind for the payment (whether in cash or equity) by the Company of a severance payment, termination payment, bonus or other additional salary or compensation to any such Person or (iii) the alteration of any of the terms of employment or service for any officers, directors, Employees, consultants or advisors of the Company;

9 (m) agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets (whether tangible or intangible) are bound or any termination, extension, amendment or modification of the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets are bound, other than agreements, contracts, covenants, instruments, leases, licenses or commitments entered into in the ordinary course of business; (n) sale, lease, license or other disposition of any of the assets (whether tangible or intangible) or properties of the Company outside of the ordinary course of business, including the creation of any security interest in such assets or properties; (o) loan by the Company to any Person, or purchase by the Company of any debt securities of any Person, except for advances to employees for travel and business expenses in the ordinary course of business; (p) incurrence by the Company of any Indebtedness, amendment of the terms of any outstanding loan agreement, guaranteeing by the Company of any Indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business; (q) waiver or release of any right or claim of the Company; (r) commencement or settlement of any lawsuit by the Company, the commencement, settlement, notice or, to the Knowledge of the Company, threat of any lawsuit or proceeding or other investigation against the Company, its affairs, or relating to any of its businesses, properties or assets, or any reasonable basis for any of the foregoing; (s) claims, matters raised by, or, to the Knowledge of the Company, threat of any claim by any individual, Governmental Authority, or workers’ representative organization, bargaining unit or union, regarding, claiming or alleging labor trouble, wrongful discharge or any other unlawful employment or labor practice or action with respect to the Company; (t) notice of any claim or potential claim of ownership, interest or right by any Person other than the Company in or to the Company Intellectual Property or of infringement by the Company of any other Person’s Intellectual Property Rights; (u) issuance or sale, or contract or agreement to issue or sell, by the Company of any shares of Company Common Stock or securities convertible into, or exercisable or exchangeable for, shares of Company Common Stock or any securities, warrants, options or rights to purchase any of the foregoing; (v) (i) except for agreements with customers entered into in the ordinary course of business on the Company’s form of customer agreement, sale, lease, license or transfer to any Person of any Company Intellectual Property or execution, modification or amendment of any agreement with respect to the Company Intellectual Property with any Person, (ii) except for licenses for Off the Shelf Software entered into in the ordinary course of business, purchase or license of any Intellectual Property Rights or execution, modification or amendment of any agreement with respect to the Intellectual Property Rights of any Person, (iii) agreement or modification or amendment of an existing agreement with respect to the development of any Technology or Intellectual Property Rights with a third party, or (iv) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by Persons who have licensed Technology or Intellectual Property Rights to the Company;

10 (w) agreement or modification to any agreement pursuant to which any other party was granted marketing, distribution, development, manufacturing or similar rights of any type or scope with respect to any Company Product; (x) event or condition of any character that has had, or could reasonably be expected to have, a Company Material Adverse Effect; (y) lease, license, sublease or other occupancy of any Leased Real Property by the Company or any alteration, amendment, modification, violation or termination of any Lease Agreements; or (z) agreement by the Company, or any officer or employees on behalf of the Company, to do any of the things described in the preceding clauses (a) through (y) of this Section 3.9 (other than negotiations with Buyer and its representatives regarding the transactions contemplated by this Agreement and the Related Agreements). 3.10 Tax Matters. (a) Tax Returns and Tax Payment. Each of Company and its subsidiaries has (i) prepared and timely filed all Tax Returns required to be filed with any Governmental Authority on or before the Closing Date (taking into account any filing extensions) and such Tax Returns are true and correct and have been completed in accordance with applicable Law, and (ii) timely paid all Taxes required to be paid by the Company or any of its subsidiaries (whether or not shown on any Tax Return). Neither the Company nor any of its subsidiaries has been or is liable for the payment of any penalty, fine, surcharge, interest or similar amount in relation to Taxes. The Company has made available to Buyer, copies of all Tax Returns for the Company and its subsidiaries filed for all periods for which the applicable statute of limitations period has not expired. (b) Tax Withholding; Information Reporting. The Company and its subsidiaries: (i) have complied with all applicable Laws relating to the payment, reporting and withholding of or with respect to Taxes (including information reporting) and (ii) has, within the time and manner prescribed by applicable Law, timely paid or withheld with respect to its Employees and other third parties, all Taxes (including U.S. federal, state, local and non-U.S. income Taxes, Federal Insurance Contribution Act, Medicare, Federal Unemployment Tax Act, and relevant non-U.S. income and employment Tax amounts, and Taxes pursuant to Sections 1441, 1442, 1445 or 1446 of the Code or similar provisions under any non- U.S. Law) required to be withheld, and has timely paid over any such withheld Taxes to the appropriate Governmental Authority. (c) Tax Audits and Delinquencies. No audit or other examination of any Tax Return of the Company or any of its subsidiaries is presently in progress, nor has the Company been notified of any request for such an audit or other examination. No adjustment relating to any Tax Return filed by the Company or any of its subsidiaries has been proposed by any Tax authority to the Company or any representative thereof. No claim has ever been made by a taxing authority that the Company is or may be subject to taxation in a jurisdiction in which it does not file Tax Returns. Neither the Company nor any of its subsidiaries has been delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, assessed or proposed against the Company or its subsidiaries, nor has the Company or its subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. (d) Reserves for Taxes. As of the date of the Current Balance Sheet, the Company and its subsidiaries did not have liabilities for unpaid Taxes which had not been accrued or reserved on the

11 Current Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company and its subsidiaries have not incurred any liability for unpaid Taxes since the date of the Current Balance Sheet other than in the ordinary course of business. The Company has identified all uncertain tax positions contained in all Tax Returns filed by the Company and its subsidiaries and has established adequate reserves and made any appropriate disclosures in the Financials in accordance with the requirements of ASC 740- 10 (formerly Financial Interpretation No. 48 of FASB Statement No. 109, Accounting for Uncertain Tax Positions). (e) Liens for Taxes. There are (and immediately following the Closing there will be) no Liens on the assets of the Company or its subsidiaries relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable. The Company has no Knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company or its subsidiaries. (f) Secondary Liability for Taxes. Neither the Company nor any of its subsidiaries has (a) ever been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated federal income Tax Return or any similar consolidated, combined or unitary group (other than a group the common parent of which was the Company), (b) ever been a party to any Tax sharing, indemnification, allocation or similar agreement or arrangement nor does the Company or any of its subsidiaries owe any amount under such an agreement or arrangement, (c) liability for the Taxes of any Person (other than the Company or one of its subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law (including any arrangement for group or consortium relief or similar arrangement)), as a transferee or successor, by operation of law, by contract or agreement, or otherwise and (d) ever been a party to any joint venture, partnership or other arrangement that could be treated as a partnership for Tax purposes. (g) FIRPTA. The Company has not been, at any time, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code. The Company is not a partnership described in Treasury Regulations Section 1.1445-11T(d)(1). No “United States real property interest” within the meaning of Section 897(c)(1)(A) of the Code is owned by any non-U.S. subsidiary of the Company. (h) Section 355 Matters. Neither the Company nor any of its subsidiaries has been intended to constitute either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-deferred treatment under Section 355 of the Code. (i) Reportable Transactions. Neither the Company nor any of its subsidiaries has engaged in a reportable transaction under Treasury Regulations Section 1.6011-4(b), including a transaction that is the same as or substantially similar to one of the types of transactions that the IRS has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a listed transaction, as set forth in Treasury Regulations Section 1.6011-4(b)(2). (j) Substantial Understatements. The Company and each of its subsidiaries has disclosed on its U.S. federal income Tax Returns all positions taken therein which could give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code. (k) Deferral of Tax Liabilities. Neither the Company nor any of its subsidiaries will be required to include any income or gain or exclude any deduction or loss from taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any (a) change in method of accounting made on or prior to the Closing Date or from the use of an improper method of accounting for a taxable period ending on or prior to the Closing Date, (b) closing agreement under Section 7121 of

12 the Code (or any similar provision of state, local, or non-U.S. Tax Law) executed on or prior to the Closing Date, (c) deferred intercompany gain or excess loss account under Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local, or non-U.S. Tax Law) in connection with a transaction consummated on or prior to the Closing Date, (d) installment sale or open transaction disposition consummated on or prior to the Closing Date or (e) prepaid amount received or deferred revenue arising on or prior to the Closing Date. The Company has not made any election under Section 965(h) of the Code (or any corresponding or similar provision of state, local or foreign non-U.S. Tax Law). Neither the Buyer, the Company nor any subsidiaries or affiliates thereof will be required to include in income any amounts under Section 951 of the Code or Section 951A of the Code in respect of any taxable period or portion thereof beginning after the Closing Date that relates to amounts realized prior to the Closing by any Person in which the Company directly or indirectly holds an interest. (l) Accounting Method. The Company and its subsidiaries use, and have always used, the cash method of accounting for Tax purposes. (m) Tax Jurisdiction. There are no jurisdictions in which the Company or any of its subsidiaries is required to file a Tax Return other than the jurisdictions in which the Company or such subsidiary has filed Tax Returns. The Company and each of its subsidiaries is not and has never been subject to Tax in any jurisdiction other than its country of incorporation or formation by virtue of having a permanent establishment, place of business or source of income in that country. No claim has ever been made by a Governmental Authority in a jurisdiction where the Company or any of its subsidiaries has does not file Tax Returns that the Company or such subsidiary is or may be required to file a Tax Return in, or be subject to Tax by, that jurisdiction. (n) Tax Rulings. Neither the Company nor any of its subsidiaries (i) has entered into or requested any arrangement or ruling with any Governmental Authority with respect to any Taxes, and (ii) is subject to a special regime with regard to the payment of Taxes. The Company and its subsidiaries have not made any material U.S. Tax election except as disclosed in the Tax Returns filed. (o) Tax Classification. Neither the Company nor any of its subsidiaries has made any entity classification election pursuant to Treasury Regulations Section 301.7701-3. The Company (and any predecessor thereof) is and has always been classified as a partnership for U.S. federal income tax purposes. Section 3.10(o) of the Disclosure Letter of the Disclosure Letter sets forth the classification for U.S. federal income tax purposes of any subsidiaries of the Company. (p) Partnership Audit Regime. The Company has not made an election under Section 1101(g)(4) of the Bipartisan Budget Act of 2015 for any taxable year ending on or prior to December 31, 2017. (q) No Ownership Business Entities. The Company does not own and has never owned directly or indirectly an interest in a corporation, association, joint venture, partnership, limited liability company or other “business entity” within the meaning of Treasury Regulations Section 301.7701- 2(a). (r) No Covered Securities. None of the Interests is a “covered security” under Treasury Regulations Section 1.6045-1(a)(15). (s) Tax Incentives. The Company and its subsidiaries are in compliance in all material respects with all terms and conditions of any Tax exemption, Tax holiday or other Tax reduction agreement or order (“Tax Incentive”), and the consummation of the transactions contemplated by this Agreement will not have any adverse effect on the continued validity and effectiveness of any such Tax Incentive.

13 (t) Transfer Pricing. The Company and each of its subsidiaries is in compliance in all material respects with all applicable transfer pricing Laws, including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology of the Company. The prices for any property or services (or for the use of any property) provided by or to the Company or any of its subsidiaries are arm’s length prices for purposes of the applicable transfer pricing Laws, including Treasury Regulations promulgated under Section 482 of the Code. (u) Executive Compensation Tax. There is no contract, agreement, plan or arrangement to which the Company or any of its subsidiaries is a party, including the provisions of this Agreement, covering any Employee of the Company, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G or 404 of the Code. Neither the Company nor any of its subsidiaries is under any obligation to gross up any Taxes with respect to any Employee under Sections 409A, 280G or 4999 of the Code. Section 3.10(u) of the Disclosure Letter contains a true, complete and correct list of all Persons who are “disqualified individuals” (within the meaning of Section 280G of the Code and the regulations thereunder). (v) 409A. Each nonqualified deferred compensation plan (as defined in Section 409A(d)(1) of the Code) has been maintained and operated in compliance with Section 409A of the Code and all applicable IRS guidance issued with respect thereto. No compensation shall be includable in the gross income of any Employee as a result of the operation of Section 409A of the Code with respect to any arrangements or agreements in effect prior to the Closing. (w) Restricted Equity. Neither the Company nor any of its subsidiaries has ever transferred Units as compensation for services to any Employee that was subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code with respect to which a valid election under Section 83(b) of the Code has not been made. 3.11 Restrictions on Business Activities. Except as set forth in Section 3.11 of the Disclosure Letter, there is no agreement (non-competition or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or may reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company, the conduct of business by the Company, or otherwise limiting the freedom of the Company to engage in any line of business or to compete with any Person, including any covenants or other obligations granting or containing any current or future commitments regarding exclusive rights, non-competition, “most favored nations,” restriction on the operation or scope of its businesses or operations, or similar terms. Without limiting the generality of the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing or providing any Company Products to customers or potential customers or any class of customers, in any geographic area, during any period of time, or in any segment of the market, or from hiring or soliciting potential employees, consultants or independent contractors. 3.12 Title to Properties; Absence of Liens and Encumbrances. The Company does not own any real property, nor has the Company ever owned any real property, nor is the Company party to any agreement to purchase or sell any real property. Section 3.12(a) of the Disclosure Letter sets forth a list of all real property currently leased, subleased or licensed by or from the Company or otherwise used or occupied by the Company (the “Leased Real Property”), the name of the lessor, licensor, sublessor, master lessor and/or lessee, the date and term of the lease, license, sublease or other occupancy right and each amendment thereto, the size of premises and the aggregate annual rental payable thereunder. The Company has provided Buyer with true, correct and complete copies of all leases, lease guaranties, licenses, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in or relating to the Leased Real Property, including all notices exercising any extension or expansion rights thereunder and all

14 amendments, terminations and modifications thereof (“Lease Agreements”). All such Lease Agreements are in full force and effect and are valid and enforceable in accordance with their respective terms. There is not, under any Lease Agreements, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) of the Company, or to the Company’s Knowledge, any other party thereto. The Company currently occupies all of the Leased Real Property for the operation of its business, and there are no other parties occupying, or with a right to occupy, the Leased Real Property. (b) All Leased Real Property is in good operating condition and repair and is suitable for the conduct of the Company’s business as presently conducted therein. Neither the operation of the Company on the Leased Real Property nor, to the Company’s Knowledge, such Leased Real Property, violates any Law relating to such property or operations thereon. The Company could not be required to expend more than $10,000 in causing any Leased Real Property to comply with the surrender conditions set forth in the applicable Lease Agreement, excluding costs for removal of personal property and data cabling. The Company has performed all of its obligations under any termination agreements pursuant to which it has terminated any leases of real property that are no longer in effect and has no continuing liability with respect to such terminated real property leases. The Company is not party to any agreement that may require the payment of any real estate brokerage commissions, and the Company does not owe any brokerage commissions or finders fees with respect to any Leased Real Property and would not owe any such fees if any existing Lease Agreement were renewed pursuant to any renewal options contained in such Lease Agreements. The Company expects to be able to continue to have the right to occupy the Leased Real Property through the remainder of the term of the applicable Lease Agreement. (c) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except (i) as reflected in the Current Balance Sheet, (ii) Liens for Taxes not yet due and payable, and (iii) such imperfections of title and encumbrances, if any, which do not detract from the value or interfere with the present use of the property subject thereto or affected thereby. 3.13 Intellectual Property. Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings: (i) “AI Technology” shall mean Technology related to deep learning, machine learning, automated decision-making or artificial intelligence, including any and all software or systems that make use of or employ neural networks, statistical learning algorithms (e.g., linear and logistic regressions, support vector machines, random forests, k-means clustering), transformers, large language models, reinforcement learning or trained models. (ii) “Company Intellectual Property” shall mean any and all Technology and Intellectual Property Rights that are or are purported to be owned by or exclusively licensed to the Company. (iii) “Copyleft Licenses” shall mean Open Source licenses that require, as a condition of use, modification or distribution, that the Open Source licensed thereunder, or modifications or derivative works thereof, be made available or distributed in source-code form or be licensed for the purpose of preparing derivative works or distribution at no fee. Copyleft Licenses include (A) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL), (B) the Mozilla Public License; (C) the Sun Industry Standards License (SISL), (D) the Affero General Public License (AGPL)Ind (E) to the extent applied to software, all Creative Commons “sharealike” licenses.

15 (iv) “Intellectual Property Rights” shall mean any proprietary rights in or relating to Technology, including worldwide common law and statutory rights associated with (A) patents and patent applications of any kind (“Patents”); (B) copyrights, copyright registrations and copyright applications, “moral”, “economic” rights and mask work rights; (C) the protection of trade and industrial secrets and confidential information; (D) logos, trademarks, trade names and service marks; and (E) domain names and web addresses; as well as any analogous rights to those set forth above. (v) “Open Source” shall mean all software and other material that is distributed as “freeware,” “free software,” “open source software” or under a similar licensing or distribution model. Open Source includes any software and other material that is distributed under any license listed or that is substantially similar to any license listed at http://www.opensource.org/licenses. (vi) “Protected Information” shall mean any information that: (a) relates to an identified or identifiable individual or device used by an individual; (b) is governed, regulated or protected by any Data Processing Requirement; (c) the Company receives from or on behalf of any individual customer of the Company; (d) is covered by the PCI DSS; (e) is subject to a confidentiality obligation or in which the Company has Intellectual Property Rights; or (f) is derived from Protected Information. (vii) “Registered Intellectual Property Rights” shall mean any and all Intellectual Property Rights that have been registered, applied for, filed, certified or otherwise perfected, issued, or recorded with or by any state, government or other public or quasi-public legal authority. (viii) “Technology” shall mean all tangible embodiments of Intellectual Property Rights regardless of form, including, without limitation: (A) published and unpublished works of authorship regardless of form, including computer programs in source and object code form, websites, architecture diagrams, documentation, designs, files and records; (B) inventions, discoveries and improvements (whether or not patentable); (C) proprietary and confidential information, trade secrets and know how; (D) databases, data compilations and collections and data (including technical data); (E) tools, methods and processes; and (F) any and all instantiations or embodiments of the foregoing in any form or media. (ix) “Training Data” shall mean any data or databases, processed or otherwise used to train, validate, test or otherwise improve an AI Technology, including any such data that was collected or generated using web scraping, web crawling or web harvesting software or any software, service, tool or technology that turns unstructured data found on the web into machine readable, structured data that is ready for analysis. (b) Section 3.13(b) of the Disclosure Letter lists all Registered Intellectual Property Rights owned by, or filed in the name of, the Company (the “Company Registered Intellectual Property Rights”) and any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the “PTO”) or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property Rights or Company Intellectual Property. (c) Each item of Company Registered Intellectual Property Rights is subsisting and, to the Knowledge of the Company, valid, and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property Rights have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property Rights have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property Rights. Except as set forth on Section 3.13(c) of the Disclosure Letter, there are no actions that must be taken by the Company within ninety (90) days following the date of this Agreement, including the payment

16 of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Registered Intellectual Property Rights. (d) The Company is the exclusive owner of all Company Intellectual Property, free and clear of any Liens. All Company Intellectual Property is fully transferable and licensable by the Company, and following the Closing will be fully transferable and licensable by the Company and/or Buyer, without restriction and without payment of any kind to any third party. (e) All employees and other Persons who have contributed to the development of any Company Intellectual Property have entered into a written agreement with the Company that (i) validly and irrevocably assigns all of their rights, including all Intellectual Property Rights, with respect thereto to the Company, and (ii) requires the waiver of all non-assignable rights. (f) The Company has not (i) transferred ownership of, or granted any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Technology or Intellectual Property Rights that are or were Company Intellectual Property or were otherwise developed by or on behalf of the Company, to any other Person or (ii) permitted the Company’s rights in any Company Intellectual Property to enter into the public domain. (g) Except as set forth in Section 3.13(g) of the Disclosure Letter, the Company will own or possess sufficient rights to all Technology and Intellectual Property Rights immediately following the Closing Date that are used in or necessary to the operation of the business of the Company as it currently is conducted or planned by the Company to be conducted and without infringing on the Intellectual Property Rights of any Person. (h) The operation of the business of the Company has not infringed or misappropriated, does not infringe or misappropriate, and will not infringe or misappropriate when conducted by Buyer following the Closing in the manner currently planned to be conducted, any Intellectual Property Rights of any Person, violate any right of any Person (including any right to privacy or publicity), or constitute unfair competition or trade practices under the Laws of any jurisdiction. The Company has not received notice from any Person claiming that the operation of the business of the Company or any Company Product infringes or misappropriates any Intellectual Property Rights of any Person or constitutes unfair competition or trade practices under the Laws of any jurisdiction (nor does the Company have Knowledge of any basis therefor). (i) Neither this Agreement nor the transactions contemplated by this Agreement, will result in: (i) Buyer, the Company or any of their subsidiaries granting to any third party any right to or with respect to any Intellectual Property Rights owned by, or licensed to Buyer, the Company, the Company or any of their subsidiaries, (ii) Buyer or any of its subsidiaries, being bound by or subject to, any exclusivity obligation, non-compete or other restriction on the operation or scope of their respective businesses, or (iii) Buyer or any of its subsidiaries being obligated to pay any royalties or other material amounts to any third party in excess of those payable by any of them, respectively, in the absence of this Agreement or the transactions contemplated hereby. (j) To the Knowledge of the Company, no Person has infringed or misappropriated or is infringing or misappropriating any Company Intellectual Property. (k) The Company has taken reasonable steps to protect the Company’s rights in confidential information and trade secrets of the Company or provided by any other Person to the Company. Without limiting the foregoing, the Company has, and enforces, a policy requiring each

17 employee, consultant, and contractor to execute proprietary information, confidentiality and assignment agreements substantially in the Company’s standard forms, and all current and former employees, consultants and contractors of the Company have executed such an agreement in substantially the Company’s standard form. (l) No Company Intellectual Property or Company Product is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property. (m) No government funding, facilities or resources of a university, college, other educational institution or research center or funding from third parties was used in the development of the Company Intellectual Property and no Governmental Authority, university, college, other educational institution or research center has any claim or right in or to the Company Intellectual Property. To the Knowledge of the Company, no current or former employee, consultant or independent contractor of the Company who was involved in, or who contributed to, the creation or development of any Company Intellectual Property, has performed services for the government, a university, college or other educational institution, or a research center, during a period of time during which such employee, consultant or independent contractor was also performing services for the Company. (n) Except as set forth on Section 3.13(n) of the Disclosure Letter, neither the Company nor any Person acting on the Company’s behalf has disclosed, delivered or licensed to any Person, agreed to disclose, deliver or license to any Person, or permitted the disclosure or delivery to any escrow agent or other Person of any source code (or any proprietary or confidential information or algorithms related to the source code) owned by the Company or used in their respective businesses (“Company Source Code”). No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time or both) will, or would reasonably be expected to, result in the disclosure or delivery by or on behalf of the Company of any Company Source Code. (o) Section 3.13(o) of the Disclosure Letter lists all Open Source that has been incorporated by the Company into, linked by the Company with, or distributed by the Company in or in conjunction with, any Company Products (“Incorporated Open Source Software”), and the applicable license governing each item of Incorporated Open Source Software. The Company’s use and distribution of each component of Open Source (including Incorporated Open Source Software) complies with all provisions of all applicable Open Source license agreements, including all notice and attribution requirements, and in no case does such use or distribution give rise under such license agreement to any rights in any third parties under any Company Intellectual Property or obligations for the Company with respect to any Company Intellectual Property, including any obligation to disclose or distribute any such Technology in source code form, to license any such Technology for the purpose of making derivative works, or to distribute any such Technology without charge. (p) Section 3.13(p) of the Disclosure Letter lists all industry standards bodies and similar organizations of which the Company is a member, to which it has been a contributor or in which it has been a participant. The Company is not and never was a member in, a contributor to, or participant in any industry standards body or similar organization that could require or obligate the Company to grant or offer to any other Person any license or right to any Technology or Intellectual Property Rights. (q) Section 3.13(q) of the Disclosure Letter describes (i) each item of AI Technology used by the Company and whether such item of AI Technology is used only internally by the Company or is licensed, provided, distributed or sold by the Company or included in any Company Product or used to generate aspects of any Company Product, such as software code; and (ii) all Training Data that is material

18 to any development of AI Technology owned by the Company or the ongoing operation or improvement of AI Technology owned by the Company, including the applicable license terms. The Company has complied and is in compliance with all license and Contract terms applicable to all AI Technology and all Training Data. No Training Data used by the Company has ever contained Protected Information. The Company does not use any data input into any Company Product by end users or customers to create, train, tune, develop or improve any Company Product. (r) To the Knowledge of the Company, none of the Systems or Company Products contain, nor have they contained, any undisclosed “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) damaging, destroying, taking, appropriating, or exfiltrating any data or file without the user’s consent (collectively, “Harmful Code”). There has not been any breakdown, malfunction, error, defect, or failure of any Systems. 3.14 Data Processing, Privacy, and Security. (a) All Data Processing Policies have been made available to Buyer. The Company and, to the knowledge of the Company, all Persons performing services for the Company (in the case of Persons, relating to such Persons’ Processing of Company Data or performance of services for the Company) comply, and have at all times complied, with all Data Processing Requirements. The Company has, and at all applicable times has had, all rights and authorizations to Process Company Data as Processed by or for the Company. The execution and delivery of this Agreement and any Related Agreement, and the consummation of the transactions contemplated hereby and thereby, will not result in any Conflict with any Data Processing Requirement. (b) There is no, and has been no, action, arbitration, charge, claim, demand, inquiry, investigation, litigation, prosecution, proceeding, or suit against or to the Company or any of its customers (in the case of customers, to the extent relating to the Company) relating to the Processing of Company Data, privacy, data protection, security, or the confidentiality, availability, or integrity of any Systems, Company Products, or Company Data. (c) The Company has implemented, maintained, and monitored reasonable and appropriate plans, policies, and measures (including with respect to technical, administrative, and physical security) to preserve and protect the confidentiality, availability, security, and integrity of all Systems, Company Products, and Company Data. The Company has remediated all privacy, data protection, or security issues or vulnerabilities identified by or to the Company. There have been no material outages of or disruptions to any Systems or Company Products. (d) There has been no (i) breach, security incident, or successful ransomware, denial of access attack, denial of service attack, hacking, or similar event with respect to any Systems or Company Products, nor any accidental, unlawful, or unauthorized access to, or other Processing of, Company Data (each, a “Security Incident”). The Company has not notified, nor been required to notify, any Governmental Authority or any other Person of any Security Incident.

19 3.15 Agreements, Contracts and Commitments. Except as set forth in Section 3.15(a) of the Disclosure Letter (specifying the appropriate subparagraph), the Company is not a party to, nor is it bound by any of the following (each, a “Material Contract”): (i) any Employment Agreement other than any agreement or offer letter that is terminable at-will, without prior notice or penalty, including severance or termination payments; (ii) any agreement, contract or commitment to grant any severance or termination pay or benefits (in cash or otherwise) to any Employee; (iii) any settlement or conciliation agreement with Employees, other than settlement agreements for cash only (which has been paid) and do not exceed $25,000; (iv) any collective bargaining agreements, labor union Contracts (including any Contract or agreement with any works council, trade union, or other labor-relations entity) or similar Contract (each a “Labor Agreement”); (v) any agreement or plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement (either alone or upon the occurrence of any additional subsequent events) or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement; (vi) any fidelity or surety bond or completion bond; (vii) any lease of personal property or equipment having a value in excess of $50,000 individually or in the aggregate; (viii) any agreement of indemnification or guaranty, but excluding agreements of indemnification or guaranty with respect to the infringement by the Company Products of the Intellectual Property Rights of third parties that are contained in the Company’s written agreements with its customers that have been entered into in the ordinary course of business; (ix) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $50,000 individually or in the aggregate; (x) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company’s business; (xi) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit; (xii) any purchase order, contract or other commitment obligating the Company to purchase materials or services at a cost in excess of $50,000 individually or in the aggregate; (xiii) any agreement set forth in Section 3.11 of the Disclosure Letter; (xiv) any agreement providing a customer with refund rights;

20 (xv) any agreement for the use, distribution or integration of the Company Products other than by the consumer end-user, including dealer, distribution, marketing, development, sales representative, original equipment manufacturer, manufacturing, supply, value added, remarketer, reseller, vendor, business partner, service provider and joint venture agreements; (xvi) any agreement pursuant to which the Company has received revenue or other payments in excess of $50,000 individually in the aggregate; (xvii) any contracts, licenses and agreements to which the Company is a party with respect to any Technology or Intellectual Property Rights, including any in-bound licenses, out-bound licenses and cross-licenses, but excluding (i) non-disclosure agreements entered into in the ordinary course of business that do not include explicit licenses to Intellectual Property Rights; (ii) non-exclusive inbound licenses for Off-the-Shelf Software; or (iii) Company’s agreements with its customers that have been entered into on Company’s standard form customer agreement previously made available to Buyer without material deviation therefrom and pursuant to which the Company has not received revenue or other payments in excess of $50,000 individually in the aggregate; (xviii) any data processing agreement, business associate agreement, or other agreement relating primarily to privacy, data protection, or security obligations in connection with the Processing of Company Data; (xix) any Lease Agreement; or (xx) any other agreement, contract or commitment that pursuant to which the Company is bound and which are in effect, or have any remaining obligations, as of the date hereof. (b) The Company is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any Material Contract, nor does the Company have Knowledge of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Material Contract is in full force and effect, and the Company is not subject to any default thereunder, nor to the Knowledge of the Company is any party obligated to the Company pursuant to any such Material Contract subject to any default thereunder. Except as set forth in Section 3.16(b) of the Disclosure Letter, no Material Contract will terminate, or may be terminated by either party, solely by the passage of time or at the election of either party within 120 days after the Closing. To the Knowledge of the Company, no party to a Material Contract has any intention of terminating such Material Contract with the Company or reducing the volume of business such party conducts with the Company, whether as a result of the Unit Purchase or otherwise. 3.16 Interested Party Transactions. No officer, manager or unitholder of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold or licensed, or furnishes or sells or licenses, Company Products or Intellectual Property Rights that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to the Company, any goods or services, or (iii) a beneficial interest in any Material Contract to which the Company is a party (other than in such person’s capacity as a unitholder, manager, officer or employee of the Company); provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an “interest in any entity” for purposes of this Section 3.16. No unitholder has any loans outstanding from the Company except for business travel expenses in the ordinary course of business to employees of the Company.

21 3.17 Authorization. Each consent, license, permit, grant or other authorization (i) pursuant to which the Company currently operates or holds any interest in any of its properties, or (ii) which is required for the operation of the Company’s business as currently conducted or currently contemplated to be conducted or the holding of any such interest (collectively, “Company Authorizations”) has been issued or granted to the Company, as the case may be. The Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets. 3.18 Litigation. Except as set forth in Section 3.18(i) of the Disclosure Letter, there is no action, suit, claim, charge, audit, review, demand, arbitration, investigation, or proceeding of any nature pending, or to the Knowledge of the Company, threatened, against the Company, its properties (tangible or intangible) or any of its officers or managers, nor to the Knowledge of the Company is there any reasonable basis therefor. Except as set forth in Section 3.18(ii) of the Disclosure Letter, there is no investigation or audit by a Governmental Authority, arbitrator or mediator or other proceeding pending before a Governmental Authority, arbitrator or mediator or, to the Knowledge of the Company, threatened, against the Company, any of its properties (tangible or intangible) or any of its officers or managers, nor to the Knowledge of the Company is there any reasonable basis therefor. No Governmental Authority has at any time challenged or questioned the legal right of the Company to conduct its operations as presently or previously conducted or as presently contemplated to be conducted. There is no action, suit, claim or proceeding of any nature pending or, to the Knowledge of the Company, threatened, against any individual or entity who has a contractual right or a right pursuant to laws under which the Company was organized to indemnification from the Company related to facts and circumstances existing prior to the Closing, nor are there, to the Knowledge of the Company, any facts or circumstances that would give rise to such an action, suit, claim or proceeding. 3.19 Minute Books. The minutes of the Company made available to counsel for Buyer contain complete and accurate records of all actions taken, and summaries of all meetings held, by the Members, the Board of Managers of the Company (and any committees thereof) since the time of incorporation of the Company, as the case may be. 3.20 Environmental Matters. The Company (i) has complied in all material respects with all Environmental Laws; (ii) has not received any written notice of any alleged claim, complaint, violation of, or Liability under any Environmental Law (including any claim or complaint from any employee alleging exposure to Hazardous Materials); (iii) has not disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Materials, arranged for the disposal, discharge, storage or release of any Hazardous Materials; (iv) has not entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other party with respect to Liabilities arising out of Environmental Laws or Hazardous Materials; and (v) has delivered to Buyer or made available for inspection by Buyer and its agents, representatives and employees all records in the Company’s possession or control concerning the Hazardous Materials activities of the Company and all environmental audits and environmental assessments of any facility owned, leased or used at any time by the Company conducted at the request of, or otherwise in the possession or control of the Company. There are no Hazardous Materials in, on, or under any properties owned, leased or used at any time by the Company such as could give rise to any material Liability or corrective or remedial obligation of the Company under any Environmental Laws. 3.21 Brokers’ and Finders’ Fees. Except as set forth in Section 3.21 of the Disclosure Letter, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions, fees related to investment banking or similar advisory services or any similar charges in connection with the Agreement or any transaction contemplated hereby. Section 3.21 of the

22 Disclosure Letter sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees. 3.22 Employee Benefit Plans and Compensation. Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings: “COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended. “Company Employee Plan” shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, retirement benefits, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA which is maintained, contributed to, or required to be contributed to, by the Company or any ERISA Affiliate for the benefit of any Employee, or with respect to which the Company or any ERISA Affiliate has or may have any liability or obligation. “DOL” shall mean the United States Department of Labor. “Employee” shall mean any current or former employee, consultant, independent contractor, advisor or director of the Company, or any ERISA Affiliate. “Employee Agreement” shall mean each management, employment, severance, separation, settlement, consulting, contractor, relocation, change of control, retention, bonus, repatriation, expatriation, loan, visa, work permit or other agreement, contract or understanding between the Company or any ERISA Affiliate and any Employee, and which the Company or any ERISA Affiliate has or may have any liability or obligation. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” shall mean each subsidiary of the Company or other Person under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder. “FMLA” shall mean the Family Medical Leave Act of 1993, as amended. “HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, as amended. “International Employee Plan” shall mean each Company Employee Plan or Employee Agreement that has been adopted or maintained by the Company or any ERISA Affiliate, whether formally or informally, or with respect to which the Company or any ERISA Affiliate will or may have any liability with respect to Employees who perform services outside the United States. “Pension Plan” shall mean each Company Employee Plan that is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA. (b) Schedule. Section 3.22(b)(1) of the Disclosure Letter contains an accurate and complete list of each Company Employee Plan and each Employee Agreement. The Company has not made

23 any plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by Law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable Law, in each case as previously disclosed to Buyer in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement. (c) Documents. The Company has provided to Buyer (i) correct and complete copies of all documents embodying each Company Employee Plan and each Employee Agreement including all amendments thereto and all related trust documents, (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan, (iii) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets, (iv) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan, (v) all material written agreements and contracts relating to each Company Employee Plan, including administrative service agreements and group insurance contracts, (vi) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company, (vii) all correspondence to or from any governmental agency relating to any Company Employee Plan, (viii) all model COBRA forms and related notices, if any, required under state law, ERISA or the Code, (ix) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan, (x) all discrimination tests for each Company Employee Plan for the three (3) most recent plan years, if any, required under ERISA or the Code, and (xi) the most recent IRS determination or opinion letter issued with respect to each Company Employee Plan, if any, required under ERISA or the Code. (d) Employee Plan Compliance. Each Company Employee Plan has been established and maintained in accordance with its terms and in material compliance with all applicable Laws, statutes, orders, rules and regulations, including ERISA or the Code. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter or opinion letter, as applicable, with respect to its qualified status under the Code and nothing has occurred that could affect such qualified status. No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA, has occurred with respect to any Company Employee Plan. There are no actions, suits or claims pending or, to the Knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to Buyer, the Company or any ERISA Affiliate (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending or to the Knowledge of the Company or any ERISA Affiliates, threatened by the IRS, DOL, or any other Governmental Authority with respect to any Company Employee Plan. Neither the Company nor any ERISA Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. The Company has timely made all contributions and other payments required by and due under the terms of each Company Employee Plan. (e) No Pension Plans. Neither the Company nor any current or past ERISA Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plans subject to Title IV of ERISA or Section 412 of the Code.

24 (f) No Self-Insured Plans. Neither the Company nor any ERISA Affiliate has ever maintained, established sponsored, participated in or contributed to any self-insured plan that provides benefits to employees (including any such plan pursuant to which a stop-loss policy or contract applies). (g) No 401(k) Plans. Neither the Company nor any current or past ERISA Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Company Employee Plans intended to include a Code Section 401(k) arrangement. (h) Collectively Bargained, Multiemployer and Multiple-Employer Plans. At no time has the Company or any current or past ERISA Affiliate contributed to or been obligated to contribute to any Pension Plan which is a “Multiemployer Plan,” as defined in Section 3(37) of ERISA. Neither the Company nor any ERISA Affiliate has at any time ever maintained, established, sponsored, participated in or contributed to any multiple employer plan or to any plan described in Section 413 of the Code. (i) No Post-Employment Obligations. No Company Employee Plan or Employee Agreement provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefits, except to the extent required by statute. (j) COBRA; FMLA; CRFA; HIPAA. The Company and each ERISA Affiliate has, prior to the Closing, complied with COBRA, FMLA, HIPAA, and any similar provisions of state Law applicable to its Employees. The Company does not have unsatisfied obligations to any Employees or qualified beneficiaries pursuant to COBRA, HIPAA or any state Law governing health care coverage or extension. (k) Effect of Transaction. Except as set forth on Section 3.22(k) of the Disclosure Letter, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee. (l) Employment Matters. (i) Employee Headcount. Section 3.22(l)(i) of the Disclosure Letter sets forth current employees of the Company, which includes, as of the date hereof, a complete and accurate list of each such employee’s name, work location, title, start date, base salary or hourly wage rate (as applicable), current bonus, commission, or other and incentive compensation eligibility and information (including any target and maximum amounts, amounts earned in 2023, and amounts earned in 2024), accrued but unused vacation, whether such employee is exempt or non-exempt for overtime purposes under applicable Law, average overtime payments per month during the preceding twelve-month period (if applicable), whether the employee is on a leave and, if so, any expected return date, any severance or termination payment (in cash or otherwise) to which any such employee could be entitled, and any other remuneration payable and other benefits provided or which the Company are bound to provide (except benefits provided to all employees to each such employee). To the Knowledge of the Company, no employee of the Company intends to terminate their employment with the Company for any reason. .

25 (ii) Independent Contractors. The Company does not currently engage any independent contractors, consultants, advisors, or other non-employee service providers of the Company, other than the service providers listed on Section 3.22(l)(ii) of the Disclosure Letter, which list includes each service provider’s duration of engagement with the Company, location, rate of compensation, and description of services rendered to the Company. (iii) Continuing Employees. No Continuing Employee of the Company (A) has any plans to terminate employment with the Company or (B) is a party to any confidentiality, non- competition, non-solicitation, proprietary rights or other such agreement between such employee and any other Person besides the Company that would be material to the performance of such employee’s employment duties, or the ability of the Company to conduct its business. (iv) Compliance with Laws. The Company is and has been in compliance with all applicable foreign, federal, state and local Laws, rules, regulations, and ordinances respecting employment, employment practices, terms and conditions of employment, worker classification (including the proper classification of workers as independent contractors and consultants and as exempt or non- exempt from overtime laws), tax withholding, discrimination in employment equal employment, fair employment practices, meal and rest periods, immigration status, leaves of absence, employee privacy, employee safety and health, wages (including overtime wages), compensation, and hours of work, and in each case, with respect to Employees: (i) has withheld and reported all amounts required by Law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees, (ii) is not and has not been liable for any arrears of wages, bonuses, benefits, severance pay or any Taxes or any penalty for failure to comply with any of the foregoing, and (iii) is not and has not been liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no actions, suits, claims, charges, demands, audits, grievances, investigations, or administrative matters pending, threatened or reasonably anticipated against the Company or any of its Employees relating to any Employee, Employee Agreement or Company Employee Plan, including any claims for actual or alleged harassment or discrimination based on race, national origin, age, sex, sexual orientation, religion, disability, similar tortious conduct or any other category protected by applicable Law, wage and hour, breach of contract, wrongful termination, defamation, intentional or negligent infliction of emotional distress, misclassification, interference with contract or interference with actual or prospective economic disadvantage. There are no pending or threatened or reasonably anticipated claims or actions against the Company or any Company trustee under any worker’s compensation policy or long-term disability policy. The Company is not party to a conciliation agreement, consent decree, or other agreement or order with any federal, state, or local agency or governmental authority with respect to employment practices. There are no unwritten policies or customs that, by extension, could entitle Employees to benefits in addition to those to which they are entitled pursuant to applicable Laws (including unwritten customs concerning the payment of statutory severance pay when it is not legally required). The services provided by the Company’s and its ERISA Affiliates’ Employees is terminable at the will of the Company and its ERISA Affiliates and any such termination would result in no liability to the Company or any ERISA Affiliate. Section 3.22(l) of the Disclosure Letter lists all liabilities of the Company to any Employee, that result from the termination by the Company, Buyer or any of its subsidiaries of such Employee’s employment or provision of services, a change of control of the Company, or a combination thereof. The Company does not have any liability with respect to any misclassification of: (a) any person as an independent contractor, advisor, consultant or other service provider rather than as an employee, (b) any employee leased from another employer, or (c) any employee currently or formerly classified as exempt from overtime wages.

26 (m) Labor. No strike, labor dispute, slowdown, concerted refusal to work overtime, or work stoppage against the Company has occurred or is pending, threatened, or reasonably anticipated. The Company has no Knowledge of any activities or proceedings of any labor union to organize any Employees and any such activities or proceedings within the preceding three (3) years. There are no actions, suits, claims, audits, investigations, administrative matters, labor disputes or grievances pending or, to the Knowledge of the Company, threatened or reasonably anticipated relating to any labor matters, including any charges of unfair labor practices. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, been a party to, or bound by, any Labor Agreements and no collective bargaining agreement is being negotiated by the Company. Neither the Company nor any subsidiary of the Company has taken any action which would constitute a “plant closing” or “mass layoff” within the meaning of the Workers Adjustment and Retraining Notification Act of 1988, as amended (the “WARN Act”) or similar state or local law, issued any notification of a plant closing or mass layoff required by the WARN Act or similar state or local law, or incurred any liability or obligation under the WARN Act or any similar state or local law that remains unsatisfied. No terminations prior to the Closing would trigger any notice or other obligations under the WARN Act or similar state or local law. (n) No International Employee Plan. Neither the Company nor any subsidiary of the Company maintains or has ever maintained, established, sponsored, participated in, or contributed to, any International Employee Plan. (o) No Interference or Conflict. To the Knowledge of the Company, no unitholder or Employee of the Company is obligated under any contract or agreement, subject to any judgment, decree, or order of any court or administrative agency that would interfere with such person’s efforts to promote the interests of the Company or that would interfere with the Company’s business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business as presently conducted or proposed to be conducted nor any activity of such Employees in connection with the carrying on of the Company’s business as presently conducted or currently proposed to be conducted will, to the Knowledge of the Company, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract or agreement under which any of such Employees is now bound. 3.23 Insurance. Section 3.23 of the Disclosure Letter lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and managers of the Company, including the type of coverage, the carrier, the amount of coverage, the term and the annual premiums of such policies. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed or that the Company has a reason to believe will be denied or disputed by the underwriters of such policies or bonds. In addition, there is no pending claim of which its total value (inclusive of defense expenses) will exceed the policy limits. All premiums due and payable under all such policies and bonds have been paid (or if installment payments are due, will be paid if incurred prior to the Closing Date) and the Company is otherwise in material compliance with the terms of such policies and bonds. Such policies and bonds (or other policies and bonds providing substantially similar coverage) are in full force and effect. The Company has no Knowledge or reasonable belief of threatened termination of, or premium increase with respect to, any of such policies. The Company has never maintained, established, sponsored, participated in or contributed to any self-insurance plan. 3.24 Compliance with Laws. (a) The Company has complied with, is not in violation of, and has not received any notices of any suspected, potential or actual violation with respect to, any foreign, federal, state or local Law applicable to it, its employees or its business or property.

27 (b) The Company and its Affiliates (including any of their officers, managers, directors, Employees, agents or other Person associated with or acting on their behalf) have not violated the Foreign Corrupt Practices Act of 1977, as amended or any laws of any other jurisdiction (national, state or local) where the Company operates concerning or relating to public sector or private sector bribery or corruption (the “Anti-Corruption Laws”). The Company and its Affiliates (including any of their officers, managers, directors, Employees, agents or other Person associated with or acting on their behalf) have not, directly or indirectly, (1) made, offered, promised to make or authorized any of any gift or payment of money or anything of value to Governmental Official, for purposes of (i) influencing any act or decision of any Governmental Official in their official capacity, (ii) inducing any Governmental Official to do or omit to do any act in violation of their lawful duty, (iii) securing an improper advantage or (iv) inducing any Governmental Official to use their influence improperly with a Governmental Authority to affect or influence any act or decision, in each of (i) – (iv) in order to obtain, retain or direct or assist in obtaining, retaining or directing business to any Person or (2) made, offered, promised to make or authorized any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment to any Person. There are no pending or, to the Company’s Knowledge, threatened claims, charges, investigations, violations, settlements, civil or criminal enforcement actions, lawsuits, or other court actions against the Company or its Affiliates with respect to any Anti-Corruption Laws, nor is there any known basis therefor. Neither the Company nor its Affiliates have ever received an allegation, whistleblower complaint, or conducted any investigation regarding Anti-Corruption Laws. The Company and its Affiliates have established and maintain compliance programs and reasonable internal controls and procedures to ensure the Company and its Affiliates (including any of their officers, managers, directors, employees, agents or other Person associated with or acting on their behalf) do not violate the Anti-Corruption Laws. (i) For purposes of this Section 3.24(b), the term “Governmental Authority” shall also include any: (a) government-owned or controlled entity (including state-owned or state-controlled businesses or quasi-government entities); (b) political party; (c) royal family; or (d) public international organization (e.g., the World Bank or Red Cross) and “Governmental Official” shall mean any (a) officer, agent, or employee of a Governmental Authority, (b) person acting in an official capacity for or on behalf of a Governmental Authority, (c) candidate for government or political office, or (d) member of a royal family. (c) The Company has at all times conducted its export and re-export transactions in accordance with (x) all applicable U.S. export and re-export control Laws, including the Export Administration Regulations maintained by the U.S. Department of Commerce, trade and economic sanctions maintained by the Treasury Department’s Office of Foreign Assets Control, and the International Traffic in Arms Regulations maintained by the Department of State and (y) all other applicable import/export controls in other countries in which the Company conducts business. Without limiting the foregoing, (i) the Company has obtained all export and import licenses, license exceptions and other consents, notices, waivers, approvals, orders, authorizations, registrations, declarations and filings with any Governmental Authority required for (A) the export, import and re-export of products, services, software and technologies and (B) releases of technologies and software to foreign nationals located in the United States and abroad (“Export Approvals”); (ii) the Company is in compliance with the terms of all applicable Export Approvals; (iii) there are no pending or, to the knowledge of the Company, threatened claims against the Company with respect to such Export Approvals or export or re-export transactions; (iv) no Export Approvals for the transfer of export licenses to Buyer or the Company are required, or if required, such Export Approvals can be obtained expeditiously without material cost; (v) neither the Company nor its executive officers or representatives (i) is or has been identified in any applicable sanctions-related list of designated Persons (“Sanctioned Person”) or (ii) has transacted business with any Sanctioned Person or in a country or territory which is itself the subject or target of any country-wide or territory-wide sanctions laws (as of the date hereof, Cuba, Iran, North

28 Korea, Syria, and sanctioned regions of Ukraine, currently Crimea and the so-called Luhansk People’s Republic (“LNR”) and Donetsk People’s Republic (“DNR”)); and (vi) Section 3.24(b) of the Disclosure Letter sets forth the true, correct and complete export control classifications applicable to the Company’s products, services, software and technologies. 3.25 Bank Accounts, Letters of Credit and Powers of Attorney. Section 3.25 of the Disclosure Letter lists (a) all bank accounts, lock boxes and safe deposit boxes relating to the business and operations of the Company (including the name of the bank or other institution where such account or box is located and the name of each authorized signatory thereto), (b) all outstanding letters of credit issued by financial institutions for the account of the Company (setting forth, in each case, the financial institution issuing such letter of credit, the maximum amount available under such letter of credit, the terms (including the expiration date) of such letter of credit and the party or parties in whose favor such letter of credit was issued), and (c) the name and address of each person who has a power of attorney to act on behalf of the Company. The Company has heretofore delivered to Buyer true, correct and complete copies of each letter of credit and each power of attorney described in Section 3.25 of the Disclosure Letter. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLERS Each Seller represents, solely with respect to itself, subject to such exceptions as are specifically disclosed in the Company Disclosure Schedule as follows: 4.1 Capacity, Authorization and Validity. (a) Capacity and Authority. Such Seller is an individual Person. Such Seller has all requisite capacity and authority to execute, deliver and perform its obligations under this Agreement and the transactions contemplated hereby to which such Seller is a party, including each of the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by such Seller of this Agreement and each of the Related Agreements to which such Seller is a party and the consummation by such Seller of the transactions contemplated hereby or thereby have been duly and validly approved and authorized by all necessary action on the part of such Seller. (b) Enforceability. This Agreement has been duly executed and delivered by such Seller and this Agreement and each of the Related Agreements to which such Seller is a party are, or when executed by such Seller shall be, assuming the due authorization, execution and delivery by Buyer, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms. 4.2 No Conflict; Required Consents and Approvals. (a) The execution, delivery and performance by such Seller of this Agreement and each of the Related Agreements to which such Seller is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) if such Seller is an entity, conflict with or violate the Organizational Documents of such Seller, (ii) conflict with or violate any Laws or any judgment, decree or order to which such Seller is subject, or (iii) any contract to which such Seller is a party or bound, except in the case of clause (iii) where such conflict or violation would not reasonably be expected to adversely impair or delay such Seller’s ability to consummate the Unit Purchase and the transactions contemplated hereby or to perform such Seller’s obligations under this Agreement or the Related Agreements.

29 (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is necessary or required to be made or obtained by such Seller to enable such Seller to lawfully execute, deliver and perform this Agreement, each of the Related Agreements or to consummate the transactions contemplated hereby or thereby, except for such consents, approvals, orders, authorizations, registrations, declarations and filings, if any, that if not made or obtained by such Seller would not have a material adverse effect on the Seller’s ability to consummate the Unit Purchase and the transactions contemplated hereby or to perform such Seller’s obligations under this Agreement or the Related Agreements. 4.3 Acknowledgement. Such Seller has read or has been given sufficient opportunity to read this Agreement, understands fully all terms used herein and therein and all provisions contained herein and therein and their significance. Such Seller has had an opportunity to consult with, and has relied solely upon the advice (if any) of, its legal, financial, accounting and/or tax advisors with respect to this Agreement and any Related Agreement, and the transactions described herein and therein, including the Unit Purchase, in each case, to the extent it has deemed necessary, and has either obtained or deliberately waived such advice. Such Seller understands and acknowledges that Buyer is entering into this Agreement in reliance upon such Seller’s execution and delivery of this Agreement and agreement to be bound hereby, including with respect to such Seller’s indemnification obligations hereunder. 4.4 Title to Units. Such Seller is a duly admitted member of the Company and the sole legal, record and beneficial owner of the Units reflected opposite such Seller’s name on Schedule 1.1 and will deliver to Buyer at the Closing his, her or its Units, and all right, title and interest therein, free and clear of all Encumbrances. 4.5 Litigation. There is no Action pending or, to the Knowledge of such Seller, threatened, against such Seller or any of such Seller’s Affiliates in their capacity as a Seller of the Company that could reasonably be expected to adversely impair or delay the Seller’s ability to consummate the Unit Purchase and the transactions contemplated hereby or to perform such Seller’s obligations under this Agreement or the Related Agreements. There is no judgment, decree, injunction, rule or order of any Governmental Authority, arbitrator or mediator binding on such Seller or any of its Affiliates or any of their respective assets or properties that could reasonably be expected to adversely impair or delay such Seller’s ability to consummate the Unit Purchase and the transactions contemplated hereby or to perform such Seller’s obligations under this Agreement or the Seller Ancillary Agreements. 4.6 Transaction Expenses. No investment banker, broker, finder or similar party is or shall be entitled to any payment of any fees of expenses in connection with the origin, negotiation or execution of this Agreement or in connection with the Unit Purchase or any other transaction contemplated by this Agreement based upon arrangements made by or on behalf of such Seller or its Affiliates at or prior to the Closing. ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER Buyer hereby represents and warrants to the Company as follows: 5.1 Organization, Standing and Power. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of Buyer has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed

30 would not have a material adverse effect on Buyer’s ability to consummate the transactions contemplated by this agreement. 5.2 Authority. Buyer has all requisite corporate power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement and any Related Agreements to which Buyer is a party have been duly executed and delivered by Buyer and constitute the valid and binding obligations of Buyer , enforceable against Buyer in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. 5.3 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority, is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and any Related Agreements to which Buyer is a party or the consummation of the transactions contemplated hereby and thereby, except for (a) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not have a material adverse effect on Buyer’s ability to consummate the transactions contemplated by this agreement and (b) the required filings under the HSR Act and any other applicable Antitrust Laws. 5.4 No Conflict. The execution and delivery by Buyer of this Agreement and any Related Agreement to which Buyer is a party, and the consummation of the transactions contemplated hereby and thereby, will not, conflict with or result in any violation of or default (with or without notice of lapse of time, or both) under (i) the certificate of incorporation, bylaws or similar organizational documents of Buyer, each as amended to date and in full force and effect on the date hereof, or (ii) assuming compliance with the matters referred to in Section 5.3, any material Laws applicable to Buyer or any of their respective properties or assets (whether tangible or intangible). ARTICLE VI ADDITIONAL AGREEMENTS 6.1 Confidentiality. Each of the parties hereto hereby agrees that the information obtained in any investigation pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, shall be governed by the terms of that certain Mutual Nondisclosure Agreement between Buyer and the Company, dated December 4, 2024 (the “Confidentiality Agreement”). 6.2 Expenses. Whether or not the Unit Purchase is consummated, all fees and expenses incurred in connection with the Unit Purchase including all legal, accounting, financial advisory, consulting, and all other fees and expenses of third parties (including, in the case of the Company, any costs incurred to obtain consents, waivers or approvals as a result of the compliance with Section 6.4) incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, subject to the treatment of Transaction Payroll Taxes under this Agreement, and including, in the case of the Company, all bonuses, change of control and similar payments payable by the Company, all severance and other employment-related expenses incurred prior to or as a result of the Closing (but excluding any ordinary course payroll expenses for the pay period during which the Closing occurs) (“Transaction Expenses”), shall be the obligation of the respective party incurring such fees and expenses. At least four (4) Business Days prior to the Closing Date, the Company shall

31 provide to Buyer invoices from the Company’s legal, accounting, financial and other advisors providing services in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby reflecting such advisors’ final billable Transaction Expenses. Prior to the Closing, the Company shall provide Buyer with a duly and validly executed IRS Form W-9 (or Form W-8 BEN, in the case of non-U.S. Persons) from each recipient of payment of Transaction Expenses or Company Debt. 6.3 Public Disclosure. Except as may be required to comply with the requirements of any applicable Law, neither the Company and the Sellers, nor their respective agents, representatives or advisors shall issue any press release or other public announcement relating to the subject matter of this Agreement or the transactions contemplated hereby without the prior written approval (which approval will not be unreasonably conditioned, withheld or delayed) of Buyer and the Company. 6.4 Consents. The Company shall use reasonable best efforts to obtain all necessary consents, waivers and approvals of any parties to any Material Contract as are required thereunder in connection with the Unit Purchase. 6.5 Additional Documents and Further Assurances; Reasonable Efforts. (a) Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the Unit Purchase and the transactions contemplated hereby. (b) Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use reasonable best efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the transactions contemplated hereby, to satisfy the conditions to the obligations to consummate the Unit Purchase, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement. 6.6 Tax Matters. (a) Intended Tax Treatment; Purchase Price Allocation. (i) For U.S. federal and applicable state and local income Tax purposes, the Parties intend that the Sellers’ transfer of the Units to the Buyer pursuant to this Agreement be treated in a manner consistent with IRS Revenue Ruling 99-6, Situation 2 (i.e., as a sale of partnership interests in the Company by the Sellers, and as a purchase of a pro rata portion of the assets of the Company from each Seller by the Buyer). In addition, the Parties intend that the Escrow Fund be treated for U.S. federal and applicable state and local income Tax purposes as property of the Buyer. (ii) The Parties agree to allocate the Final Closing Consideration (as well as any other items, including assumed liabilities, that are treated as consideration for the assets of the Company under applicable Tax Law) among the assets of the Company, including for purposes of Sections 743, 751 and 1060 of the Code and the Treasury Regulations promulgated thereunder (the “Purchase Price Allocation”). Within one-hundred twenty (120) days following the determination of the Final Closing Consideration, the Buyer shall prepare and deliver to the Seller Representative a draft Purchase Price Allocation. The Seller Representative shall have a period of thirty (30) days after the delivery of the draft

32 Purchase Price Allocation to review and provide in writing to Buyer any comments to such draft Purchase Price Allocation in writing, and absent such timely written comments, such draft Purchase Price Allocation shall be final and binding on the Parties and their Affiliates. If Buyer receives timely written comments to the draft Purchase Price Allocation from the Seller Representative, Buyer shall consider such comments in good faith, and the Purchase Price Allocation as finalized by Buyer shall be and binding on the Parties and their Affiliates. The Sellers, Buyer and their respective Affiliates shall timely file Tax Returns required to be filed in connection with the Purchase Price Allocation and shall file all Tax Returns (including amended Tax Returns) and information reports in a manner consistent with the Purchase Price Allocation as finally determined pursuant to this Section 6.6(a)(ii) unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code. (b) Preparation of Tax Returns Filed before Closing. The Company shall prepare and timely file, or cause to be prepared and timely filed, all Tax Returns for the Company or any of its subsidiaries required to be filed on or before the Closing Date. Such Tax Returns shall be prepared in accordance with past practices, except to the extent required by applicable Law. The Company shall provide Buyer with a copy of any such income or material Tax Return for Buyer’s review and comment no less than thirty (30) days prior to the filing due date (taking into account valid extensions thereto) for such Tax Return, and the Company shall reflect any reasonable comments to such Tax Return provided by Buyer in writing and shall not file or cause to be filed such Tax Return without Buyer’s consent, not to be unreasonably withheld, conditioned or delayed. All Taxes of the Company and its subsidiaries (whether or not shown on such Tax Returns) due on or before the Closing Date shall be paid by the Company or its subsidiaries when due. (c) Preparation of Returns for Pre-Closing Tax Periods Filing After Closing. (i) The Seller Representative shall prepare and timely file, or cause to be prepared and timely filed, all Pass-Through Tax Returns of the Company and its subsidiaries for any Pre- Closing Tax Period (other than any portion of a Straddle Period) that are due following the Closing Date (taking into account applicable extensions); provided, that such Tax Returns shall be filed consistently with the past practices of the Company, except as required by applicable Law. For avoidance of doubt, the Parties agree that for U.S. federal income tax purposes, the taxable year of the Company shall close (and the Company's existence shall terminate) on the Closing Date. The Company shall provide Buyer with a copy of any such Pass-Through Tax Return for Buyer’s review and comment no less than thirty (30) days prior to the filing due date (taking into account valid extensions thereto) for such Tax Return, and the Seller Representative shall reflect any reasonable comments to such Tax Return provided by Buyer in writing and shall not file or cause to be filed such Tax Return without Buyer’s consent, not to be unreasonably withheld, conditioned or delayed. (ii) Buyer shall prepare and timely file, or cause to be prepared and timely filed, all Tax Returns for the Company or any of its subsidiaries (other than Pass-Through Tax Returns described in Section 6.6(c)(i)) with respect to a Pre-Closing Tax Period, including Straddle Tax Periods, required by Law to be filed after the Closing Date. To the extent such Tax Returns include any Pre-Closing Tax Period, such Returns shall be prepared in accordance with the past practices of the Company, except to the extent required for each position taken on such Tax Returns to be sustainable at a “more likely than not” (or higher) level of comfort, as determined by Buyer in its reasonable judgment. (iii) All Taxes that are due and payable with respect to Tax Returns described in this Section 6.6(c) shall be the responsibility of the Sellers to the extent they constitute Pre-Closing Taxes, and shall, for the avoidance of doubt, together with any related costs and other Losses, be subject to indemnification pursuant to Article VIII, including Section 8.2(d).

33 (d) Tax Contests. (i) In the event of any audit, examination other proceeding with respect to Taxes, assessment for additional Taxes, notice of Tax deficiency or other adjustment of Taxes, in each case, relating to Taxes or Tax Returns for any Pre-Closing Tax Period of the Company or its subsidiaries (each, a “Tax Contest”) Buyer shall reasonably promptly notify the Seller Representative in writing following Buyer’s or the Company’s receipt of notice of such Tax Contest. (ii) Subject to Section 6.6(d)(iv), the Seller Representative shall control the conduct and resolution of any Tax Contest relating solely to Pass-Through Taxes or Pass-Through Tax Returns of the Company or any of its subsidiaries for a Pre-Closing Tax Periods (but excluding any Tax Contest relating in whole or part to a Straddle Period); provided, however, that Buyer shall have the right to participate in any such Tax Contest, the Seller Representative shall keep Buyer reasonably informed of the status of such Tax Contest (including providing the Buyer with copies of all material written correspondence regarding such Tax Contest), the Seller Representative shall consult in good faith with Buyer regarding the conduct of such Tax Contest, and the Seller Representative shall not agree to settle or compromise any such Tax Contest without the prior written consent of Buyer (which consent may not be unreasonably withheld, conditioned or delayed). (iii) Buyer shall control the conduct and resolution of any Tax Contest relating to the Company for a Pre-Closing Tax Period (including a Straddle Period) that is not controlled by the Seller Representative pursuant to Section 6.6(d)(ii); provided, however, that Buyer shall keep the Seller Representative reasonably informed of the status of such Tax Contest (including providing the Seller Representative with copies of all material written correspondence regarding such Tax Claim) and Buyer shall consult in good faith the Seller Representative regarding the conduct of such Tax Claim. (iv) To the maximum extent permitted by Law, (i) the Parties agree that the Company shall make the election under Section 6226 of the Code and any similar state or local Law with respect to any Tax Contest for a Pre-Closing Tax Period or Straddle Period, and (ii) the Parties shall treat the Company has having ceased to exist for purposes of Treasury Regulations Section 301.6241-3(b) on the Closing Date. (e) Straddle Periods. For purpose of this Agreement, in the case of Taxes based on income, sales, proceeds, profits, receipts, wages, compensation or similar items and all other Taxes that are not imposed on a periodic basis, the amount of such Taxes that have accrued through the Closing Date for a Straddle Tax Period shall be deemed to be the amount that would be payable if the taxable year or period ended at the end of the day on the Closing Date based on an interim closing of the books (and the taxable year or period of any partnership, “controlled foreign corporation” within the meaning of Section 957 of the Code, “passive foreign investment company” within the meaning of Section 1297 of the Code and any other “flow-through” entity for applicable tax purposes in which the Company or any of its subsidiaries owns an interest shall be deemed to close at such time), except that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions), other than with respect to property placed in service after the Closing, shall be allocated on a per diem basis. In the case of any Taxes that are imposed on a periodic basis for a Straddle Tax Period, the amount of such Taxes that have accrued through the Closing Date shall be the amount of such Taxes for the relevant period multiplied by a fraction the numerator of which shall be the number of calendar days from the beginning of the period up to and including the Closing Date and the denominator of which shall be the number of calendar days in the entire period. (f) Cooperation. Buyer and the Seller Representative, on behalf of the Sellers, shall reasonably cooperate, as and to the extent reasonably requested by the other party, in connection with Tax

34 matters relating to the Company and its subsidiaries, its subsidiaries or operations. Such cooperation shall include retaining and providing records and information that are reasonably relevant to any such Tax Return or Tax Contest, and making employees available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder. (g) Tax Sharing Agreements. Any Tax sharing, indemnification or allocation agreement, arrangement, practice or policy to which the Company or any of its subsidiaries is a party or by which it is bound (other than pursuant to any commercial Contract entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes) shall be terminated as of the Closing Date, and neither the Company nor any of its subsidiaries shall have any liability or obligation pursuant thereto. (h) No Representations or Warranties. Notwithstanding anything else in this Agreement, Buyer and its affiliates make no representations or warranties to the Company, to any Seller or to any other Person regarding, and Buyer and its affiliates shall have no liability in respect of, the Tax consequences to the Company or any Seller of this Agreement, the Unit Purchase or any of the other transactions contemplated by this Agreement, and the Company and the Sellers acknowledge that they are relying solely on their own Tax advisors in connection therewith and not on any statements or representations made by Buyer or any of its affiliates or representatives. Each Seller understands that such Seller (and not Buyer or the Company) will be responsible for any Tax liability for such Seller that may arise as a result of the Unit Purchase or any of the other transactions contemplated by this Agreement. 6.7 Incentive Equity. As promptly as possible after the Closing, Buyer shall grant a number of restricted stock units, rounded down to the nearest whole share, equal to $10,000,000 divided by the Buyer Closing Stock Price (“Incentive Awards”) to Mark Kabana and Kyle Cook in the percentages set forth on Schedule 6.7. The Incentive Awards shall be subject to such terms and conditions as set forth in Buyer’s equity plans, provided that such terms and conditions shall provide that the Incentive Awards shall be scheduled to vest 50% on the first anniversary of the Closing Date with the remaining 50% vesting quarterly in equal installments until the two year anniversary of the Closing Date) and will be settled within thirty days after the applicable vesting date, subject to the holder of such Incentive Awards continuing to provide service through the applicable vesting date. 6.8 Leases. Following the Closing, Mark Kabana shall use his reasonable best efforts to cause the Lease between Earleen Schley and Mark Andrew Kabana dated June 6, 2022, as amended, for the premises located at 1120 Pacific Coast Highway, Units E and F, Huntington Beach, CA 92648 to be assigned to the Company. 6.9 Release. Each Seller hereby acknowledges and agrees, on behalf of himself and each of his current or former affiliates, officers, directors, employees, managers, partners, principals, advisors, agents, stockholders, members, investors, equity holders or other Representatives, heirs, beneficiaries, estates, executors, administrators, trustees, successors or assigns (each a “Releasing Party”) that: (a) Effective as of the Closing, Releasing Party hereby irrevocably and unconditionally releases and forever discharges the Company, Buyer, the other Sellers, each of their respective subsidiaries and each of their respective current or former affiliates, officers, directors, employees, managers, partners, principals, advisors, agents, stockholders, members, investors, equity holders or other representatives, heirs, beneficiaries, estates, executors, administrators, trustees, predecessors, successors or assigns (collectively, the “Released Parties”) from any and all claims, demands, allegations, assertions, complaints, controversies, charges, duties, grievances, rights, causes of action, suits, liabilities, debts, obligations, promises, commitments, agreements, guarantees, endorsements, duties, damages, costs, losses, debts and expenses (including attorneys’ fees and costs incurred) of any nature whatsoever (whether direct or indirect, known or unknown, disclosed or undisclosed, matured or

35 unmatured, accrued or unaccrued, asserted or unasserted, absolute or contingent, determined or conditional, express or implied, fixed or variable and whether vicarious, derivative, joint, several or secondary) against, relating to, arising out of or in connection with any facts or circumstances which existed on or prior to the Closing Date relating to the Company (collectively, “Claims”); provided, however, that the foregoing release shall not cover: (i) rights of the Releasing Party under this Agreement or any Related Agreements, (ii) any right to documented expense reimbursements for reasonable and necessary business expenses incurred prior to the Closing and consistent with the prior policies and practices of the Company, (iii) rights to any indemnification or other protections to which Holder is entitled pursuant to an indemnification agreement with the Company or under the Charter Documents of the Company, or any applicable policy of directors’ and officers’ insurance maintained by the Company, as in effect on the Agreement Date, or under applicable Law, (iv) any claims that may not be waived as a matter of law, or (v) any claims for breach of this Agreement. (b) As of the date of this Agreement, Releasing Party (i) has no Claims, (ii) has not transferred or assigned, or purported to transfer or assign, any Claims and (iii) shall not transfer or assign, or purport to transfer or assign, any Claims, in each case, against the Released Parties. (c) Releasing Party agrees and acknowledges that the payment(s) received in connection with the transactions set forth herein satisfy in full any obligation on the Company to pay Releasing Party compensation, including wages, the amount(s) paid to Releasing Party in connection with the transactions set forth herein are greater than the amount of any disputed wage claim, and the payment(s) received by Releasing Party shall first satisfy the amount of any disputed wage claim with the rest acting as consideration for the release set forth in this Agreement. (d) For Holders in California: Releasing Party acknowledges and agrees that it, he, or she is familiar with Section 1542 of the Civil Code of the State of California (“Section 1542”), to the extent applicable to Holder, which provides as follows: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. Releasing Party hereby waives and relinquishes any rights and benefits that Releasing Party may have under Section 1542 or any similar statute or common law principle of any jurisdiction (other than as set forth in the proviso included in subsection (a) above). Releasing Party acknowledges that it, he or she may hereafter discover facts in addition to or different from those that Releasing Party now knows or believes to be true with respect to the subject matter of this release, but it is Releasing Party’s intention to fully and finally and forever settle and release any and all Claims (other than as set forth in the proviso included in subsection (a) above) that do now exist, may exist or heretofore have existed with respect to the subject matter of this release. In furtherance of this intention, the releases contained herein shall be and remain in effect as full and complete releases notwithstanding the discovery or existence of any such additional or different facts. For Holders outside of California: Releasing Party acknowledges that it, he or she may hereafter discover facts in addition to or different from those that Releasing Party now knows or believes to be true with respect to the subject matter of this release, but it is Releasing Party’s intention to fully and finally and forever settle and release any and all Claims (other than as set forth in the proviso included in subsection (a) above) that do now exist, may exist or heretofore have existed with respect to the subject matter of this

36 release. In furtherance of this intention, the releases contained herein shall be and remain in effect as full and complete releases notwithstanding the discovery or existence of any such additional or different facts. (e) Releasing Party acknowledges and agrees that it, he, or she (i) has read this release and understands its terms and has been given an opportunity to ask questions of the Company’s Representatives, (ii) does not rely, and has not relied, on any representation or statement not set forth in this release, this Agreement or any Related Agreement made by any representative of the Company or any other Person with regard to the subject matter, basis or effect of this release or otherwise, (iii) has had the opportunity to consult with counsel with respect to the execution and delivery of this Agreement and (iv) voluntarily enters into this Agreement with full knowledge of its terms and conditions. ARTICLE VII CLOSING DELIVERABLES 7.1 Closing Deliverables. (a) At or prior to the Closing, the Sellers shall have delivered, or caused to be delivered, to Buyer: (i) Reserved. (ii) Payoff Letters; Release of Liens. (A) payoff letters in a form reasonably acceptable to Buyer with respect to any and all Company Debt and (B) a duly and validly executed copy of all agreements, instruments, certificates and other documents, in form and substance reasonably satisfactory to Buyer, that are necessary or appropriate to evidence the release of all Liens, if any. (iii) Resignation of Officers and Directors. A written resignation from each of the officers and managers of the Company effective as of the Closing. (iv) Certificate of Secretary of Company. A certificate, validly executed by the Manager of the Company, certifying (A) as to the terms and effectiveness of the Organizational Documents, (B) as to the valid adoption of resolutions of the Board of Managers of the Company (whereby the Unit Purchase and the transactions contemplated hereunder were unanimously approved by the Board of Managers) and (C) that the Sellers constituting the Required Vote have approved this Agreement and the consummation of the transactions contemplated hereby. (v) Certificates of Good Standing. (A) a long form certificate of good standing of the Company from the Secretary of State of the State of Pennsylvania, and (B) a good standing certificate from each jurisdiction in which the Company is qualified to do business, each of which to be dated within a reasonable period prior to Closing with respect to the Company. (vi) Unit Power. A duly executed unit power from each Seller in favor of Buyer with respect to the Company Units held by such Seller. (vii) Tax Forms. A copy of a properly executed IRS Form W-9 from each Seller. (viii) Key Employees. A duly executed (A) Offer Letter, (B) PIIA and (C) Non- Compete Agreement from each Key Employee.

37 ARTICLE VIII SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS 8.1 Survival of Representations, Warranties and Covenants. The representations and warranties of the Company and the Sellers contained in this Agreement, the Related Agreements or in any certificate or other instruments delivered pursuant to this Agreement or the Related Agreements, shall survive until 11:59 p.m. Eastern time on the twelve (12) month anniversary of the Closing Date (the “Expiration Date”), other than the representations and warranties of the Company and the Sellers contained in the Fundamental Representations, which shall survive until 11:59 p.m. Eastern time on the date that is the six (6) year anniversary of the Closing Date. The date until which any representation or warranty survives shall be referred to as the “Survival Date” for such representation or warranty. Notwithstanding anything in this Section 8.1 to the contrary, (i) if, at any time prior to 11:59 p.m. Eastern time on the applicable Survival Date, an Officer’s Certificate is delivered alleging Losses and a claim for recovery under Section 8.4(a), then the claim asserted in such notice shall survive the applicable Survival Date until such claim is fully and finally resolved and (ii) claims relating to Fraud shall survive indefinitely. All covenants and agreements contained in this Agreement, or in any certificate or other writing delivered pursuant hereto or thereto to be performed after the Closing shall in accordance with their terms. 8.2 Indemnification by the Sellers. The Sellers agree to indemnify and hold Buyer and its officers, directors, and affiliates, including the Company (the “Buyer Indemnified Parties”), harmless against all claims, losses, liabilities, damages, Taxes, deficiencies, costs and expenses, including reasonable accounting and auditors’ fees, attorneys’ fees and expenses of investigation and defense, interest, fines and penalties (hereinafter individually a “Loss” and collectively “Losses”) paid, incurred or sustained by the Buyer Indemnified Parties, or any of them (including the Company), directly or indirectly, as a result of, with respect to or in connection with: (a) any breach or inaccuracy of (i) any Fundamental Representation or (ii) any other representation or warranty of the Company or the Sellers contained in this Agreement, the Related Agreements or in any certificate or other instruments delivered by or on behalf of the Company or the Sellers pursuant to this Agreement or the Related Agreements; (b) any failure by the Company or the Sellers to perform, fulfill or comply with any covenant or obligation applicable to it contained in this Agreement, the Related Agreements or in any certificate or other instruments delivered pursuant to this Agreement or the Related Agreements; (c) any Fraud with respect to any representation, warranty or covenant of the Company of the Sellers contained in this Agreement, the Related Agreements or in any certificate or other instruments delivered by or on behalf of the Company or the Sellers pursuant to this Agreement or the Related Agreements; (d) Pre-Closing Taxes, except to the extent reflected as a reduction to the Closing Consideration, as finally determined; (e) any and all Company Debt, to the extent such Company Debt exceeds the amount of Company Debt deducted from the Closing Consideration pursuant to Article II (“Excess Company Debt”); (f) any and all Transaction Expenses, to the extent such Transaction Expenses exceeds the amount of Transaction Expenses deducted from the Closing Consideration pursuant to Article II; and

38 (g) regardless of the disclosure of any matter set forth in the Disclosure Letters, any and all claims (i) by any Seller relating to or arising out of the transactions contemplated hereby, including the allocation of any portion of the Closing Consideration or alleging breach of fiduciary duties or (ii) by any Person asserting, alleging or seeking to assert any right with respect to equity interests of the Company (including any rights convertible into, or exchangeable for, equity interests thereof), including any claim asserted, based upon or related to (1) the ownership or rights to ownership of any equity interests of Company (including any rights convertible into, or exchangeable for, equity interests thereof), (2) any rights of a Seller including any rights to securities, preemptive rights, rights to notice or to vote securities, (3) any rights under the Organizational Documents and (4) any claim that any Person’s equity securities were wrongfully repurchased by the Company. The Sellers shall not have any right of contribution, indemnification or advancement from the Company or Buyer with respect to any Loss claimed by a Buyer Indemnified Party. 8.3 Escrow Arrangements. (a) Escrow Fund. At the Closing, Buyer and the Seller Representative shall enter into an Escrow Agreement with the Escrow Agent in substantially the form attached hereto as Exhibit A (the “Escrow Agreement”), pursuant to which, promptly after the Closing, Buyer shall deposit with the Escrow Agent an amount of the Closing Consideration equal to the Escrow Amount, out of the Closing Consideration otherwise deliverable to the Sellers pursuant to Section 1.3. The Escrow Fund shall be partial security for the indemnity obligations provided for in Section 8.2 and for any claims by a Buyer Indemnified Party arising out of this Agreement or any Related Agreement or the transactions contemplated herein or therein. The Escrow Fund shall be available to compensate the Buyer Indemnified Parties for any claims by such parties for any Losses paid, suffered, incurred or properly accrued by them and for which they are entitled to recovery under this Article VIII. (b) Escrow Periods; Distribution upon Termination of Escrow Periods. (i) Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Closing Date and shall terminate at 11:59 p.m. Eastern time on the Expiration Date (the “Escrow Period”). On the second business day following the Expiration Date, Buyer and the Seller Representative shall jointly instruct the Escrow Agent to release all amounts remaining in the Escrow Fund net of any amount which, in the reasonable judgment of Buyer, is or may be necessary to satisfy any unsatisfied claims specified in any Officer’s Certificate delivered to the Seller Representative prior to 11:59 p.m. Eastern time on the Expiration Date. As soon as such claims have been resolved in accordance with Section 8.4(c), Buyer and the Seller Representative shall jointly instruct the Escrow Agent to release any relevant withheld portion of the Escrow Fund not required to satisfy such claims to the Sellers. (ii) Deliveries of amounts out of the Escrow Fund to the Sellers pursuant to this Section 8.3(b) shall be made in proportion to their respective Pro Rata Portions of the remaining amount of the Escrow Fund from which such delivery is being made. The Seller Representative’s obligations under Section 1.6 to provide information to Buyer regarding the Sellers, and the amounts due to them in connection with any payments made by, or on behalf of, Buyer under this Agreement, shall apply to any distribution of amounts in the Escrow Fund to the Sellers. Any distribution of all or a portion of the Escrow Fund to Sellers shall be made by remitting such payment to Buyer, and Buyer shall be entitled to withhold any required withholding Taxes, which Buyer shall cause to be paid to the applicable taxing authorities and which shall be treated for all other purposes under this Agreement as distributed to the Sellers.

39 8.4 Indemnification Claims. (a) Claims. Subject to the survival periods set forth in Section 8.1 and the limitations set forth in Section 8.5, in order to seek indemnification under Section 8.2(a), Buyer shall deliver an Officer’s Certificate to the Seller Representative, to be received by such party at any time on or before 11:59 p.m. Eastern time on the Expiration Date. For the purposes hereof, “Officer’s Certificate” shall mean a certificate signed by any officer of Buyer: (x) stating that a Buyer Indemnified Party has paid, sustained, incurred, or properly accrued, or reasonably anticipates that it will have to pay, sustain, incur, or accrue Losses, and (y) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid, sustained, incurred, or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant or other indemnity to which such item is related. (b) Objections. If the Seller Representative (on behalf of the Company Indemnifying Parties) does not object in writing within thirty (30) days of delivery of an Officer’s Certificate by delivery of a written notice of objection containing a reasonably detailed description of the facts and circumstances supporting an objection to the applicable claim (a “Objection Notice”), such failure to so object shall be an irrevocable acknowledgment by the Seller Representative (on behalf of the Company Indemnifying Parties) that the Buyer Indemnified Party is entitled to the full amount of the claim for Losses set forth in such Officer’s Certificate (an “Unobjected Claim”). In such event, the Losses that are Losses for which the Indemnified Parties are entitled payment under the Unobjected Claim shall be satisfied in accordance with Section 8.4(c) and 8.4(d). (c) Resolution of Conflicts. (i) In case the Seller Representative delivers an Objection Notice in accordance with Section 8.4(b), the Seller Representative and Buyer shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Seller Representative and Buyer should so agree, and such claim involves a claim against the Escrow Fund, a Buyer and the Seller Representative shall deliver to the Escrow Agent a joint written instruction to release an amount to Buyer equal to the agreed amount of the Losses in respect of such claim. (ii) At any time following delivery of an Objection Notice by the Seller Representative to Buyer or in the event of any dispute arising pursuant to Article X, either Buyer, on the one hand, or the Seller Representative, on the other hand, may pursue any and all legal or equitable remedies available to them under applicable Law. (d) Satisfaction of Claims. All claims for indemnification by the Buyer Indemnified Parties under this Article VIII shall be satisfied first via payment from the Escrow Fund in accordance with Section 8.3. If a Buyer Indemnified Party is entitled to recover a Loss pursuant to this Article VIII, and either (i) the amount of Losses claimed by Buyer Indemnified Parties in Officer Certificates exceeds the amount remaining in the Escrow Fund, or (ii) the Escrow Fund has been distributed to Sellers following the Expiration Date, then, subject to the limitations set forth in this Article VIII, each Seller shall be severally, and not jointly, liable for such Seller’s Pro Rata Portion of such Loss, in which case such Seller shall make payment directly to such Buyer Indemnified Party. (e) Third-Party Claims. If Buyer becomes aware of a third party claim (a “Third Party Claim”) that Buyer reasonably believes may result in a demand for indemnification pursuant to this Article VIII, Buyer shall notify the Seller Representative in writing of such claim. If the Third Party Claim may result in a claim against the Escrow Fund, the Seller Representative, on behalf of the Sellers, shall be entitled, at its expense, to participate in, but not to determine or conduct, the defense of such

40 Third Party Claim; provided, that, in the event that any claim is settled without the consent of the Seller Representative, such settlement shall not be dispositive of the existence of an indemnifiable claim or the amount of Losses. If the Seller Representative has consented to any such settlement, the Sellers shall have no power or authority to object to the amount of any Third Party Claim by Buyer. 8.5 Maximum Payments. (a) Except as set forth in Section 8.5(c), the maximum amount a Buyer Indemnified Party may recover from the Sellers pursuant to the indemnity set forth in Section 8.2(a)(ii) shall be limited to the Indemnity Escrow Fund Amount. (b) The maximum amount a Buyer Indemnified Party may recover from each Seller pursuant to the indemnity set forth in Section 8.2 (other than respect of Section 8.2(a)(ii)), shall be limited to the Closing Consideration payable to and received by such Seller. (c) Notwithstanding anything to the contrary in herein, nothing in this Agreement shall limit a Seller’s liability (or the source of a Buyer Indemnified Party’s recovery in respect thereof) with respect to Fraud committed by such Seller. (d) Notwithstanding anything to the contrary herein, no Buyer Indemnified Party may recover Losses pursuant to the indemnity set forth Section 8.2(a)(ii) (other than claims arising out of, resulting from or in connection with Fraud, intentional misrepresentation or willful misconduct by or on behalf of the Company or such Seller) unless and until it has been determined in accordance with this Agreement that the Buyer Indemnified Parties have suffered Losses for such matters in an aggregate amount greater than $150,000 (the “Basket”) for all claims in respect of such matters, in which case the Buyer Indemnified Person may recover from the Escrow Fund all of such Losses (including the amount of the Basket). 8.6 Sole Remedy. Following the Closing, this Article VIII shall be the sole and exclusive remedy of the Buyer Indemnified Parties against the Sellers for any monetary damages in connection with this Agreement or any Related Agreement; provided, however, that (i) this Section 10.6 shall not be deemed a waiver by any party of, or any limitation on, any right to specific performance or injunctive relief under this Agreement or any Related Agreement, and (ii) nothing in this Agreement shall limit the liability of an Seller (and this Article VIII shall not be the sole and exclusive remedy in respect of such Company Indemnifying Party) in connection with a claim of Fraud committed by such Seller. ARTICLE IX SELLER REPRESENTATIVE 9.1 Seller Representative. (a) By virtue of the approval of the Unit Purchase and this Agreement by the requisite vote of the Sellers, each of the Sellers shall be deemed to have agreed to appoint Mark Kabana as its agent and attorney-in-fact, as the Seller Representative for and on behalf of the Sellers to take all actions under this Agreement that are to be taken by the Seller Representative, including to amend this Agreement, to waive any provision of this Agreement, to negotiate payments due pursuant to this Article IX, to give and receive notices and communications, to authorize payment to any Buyer Indemnified Party from the Escrow Fund in satisfaction of claims by any Buyer Indemnified Party, to object to such payments, to agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to such claims, to assert, negotiate, enter into settlements and compromises of, and comply with orders of

41 courts with respect to, any other claim by any Buyer Indemnified Party against any Seller or by any such Seller against any Buyer Indemnified Party or any dispute between any Buyer Indemnified Party and any such Seller, in each case relating to this Agreement or the transactions contemplated hereby, and to take all other actions that are either (i) necessary or appropriate in the judgment of the Seller Representative for the accomplishment of the foregoing or (ii) specifically mandated by the terms of this Agreement. Such agency may be changed by the Sellers from time to time upon not less than thirty (30) days prior written notice to Buyer; provided, however, that the Seller Representative may not be removed unless holders of at least a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. A vacancy in the position of Seller Representative may be filled by the holders of a majority in interest of the Escrow Fund. In the event a vacancy in the position of Seller Representative exists for fifteen (15) or more days, Buyer shall have the right to petition a court of competent jurisdiction to appoint a replacement Seller Representative. No bond shall be required of the Seller Representative, and the Seller Representative shall not receive any compensation for its services. Notices or communications to or from the Seller Representative shall constitute notice to or from the Sellers. (b) The Seller Representative represents and warrants to Buyer that it has the irrevocable right, power and authority (i) to enter into and perform this Agreement and to bind each of the Sellers to its terms, (ii) to give and receive directions and notices hereunder and (iii) to make all determinations that may be required or that it deems appropriate under this Agreement. (c) Until notified in writing by the Seller Representative that it has resigned, or that it has been removed by at least two-thirds in interest of the Escrow Fund, Buyer may rely conclusively and act upon the joint directions, instructions and notices of the Seller Representative named above. (d) The Company, the Sellers and the Seller each hereby authorize the Seller Representative to: (i) Receive all notices or documents given or to be given to the Sellers or the Sellers pursuant hereto or in connection herewith or therewith and to receive and accept services of legal process in connection with any suit or proceeding arising under this Agreement; (ii) Engage counsel, and such accountants and other advisors and incur such other expenses in connection with this Agreement and the transactions contemplated hereby or thereby as the Seller Representative may in their sole discretion deem appropriate; and (iii) Take such joint action as the Seller Representative may in their sole discretion deem appropriate in respect of: (A) waiving any inaccuracies in the representations or warranties of Buyer contained in this Agreement or in any document delivered by Buyer pursuant hereto; (B) taking such other action as the Seller Representative are authorized to take under this Agreement; (C) receiving all documents or certificates and making all determinations, in their capacity as Seller Representative, required under this Agreement; and (D) all such actions as may be necessary to carry out any of the transactions contemplated by this Agreement, including the defense and/or settlement of any claims for which indemnification is sought pursuant to this Section 9.1(d)(iii) and any waiver of any obligation of Buyer or the Company. (e) The Seller Representative shall not be liable for any act done or omitted hereunder as Seller Representative while acting in good faith and in the exercise of reasonable judgment. The Sellers shall indemnify the Seller Representative and hold the Seller Representative harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Seller Representative and arising out of or in connection with the acceptance or administration of the Seller Representative’ duties hereunder, including the reasonable fees and expenses of any legal counsel retained

42 by the Seller Representative. A decision, act, consent or instruction of the Seller Representative, including an amendment, extension or waiver of this Agreement, shall constitute a decision of the Sellers and shall be final, binding and conclusive upon the Sellers; and Buyer may rely upon any such decision, act, consent or instruction of the Seller Representative as being the decision, act, consent or instruction of the Sellers. Buyer is hereby relieved from any liability to any person for any decision, act, consent or instruction of the Seller Representative. (f) The Seller Representative shall use the Expense Fund Amount to pay any expenses incurred by the Seller Representative in fulfilling its obligations hereunder and shall deliver any remaining balance of the Expense Fund Amount to the Indemnifying Parties upon completion by the Seller Representative of its duties hereunder, with each Indemnifying Party to receive his, her or its Pro Rata Portion of any such amounts so delivered. The Indemnifying Parties will not receive any interest or earnings on the Expense Fund Amount and irrevocably transfer and assign to the Seller Representative any ownership right that they may otherwise have had in any such interest or earnings. The Seller Representative will not be liable for any loss of principal of the Expense Fund Amount other than as a result of its gross negligence or willful misconduct. For Tax purposes, the Expense Fund Amount will be treated as having been received and voluntarily set aside by the Indemnifying Parties at the time of Closing. ARTICLE X AMENDMENT AND WAIVER 11.1 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of the party against whom enforcement is sought. For purposes of this Section 11.1, the Sellers agree that any amendment of this Agreement signed by the Seller Representative shall be binding upon and effective against the Sellers whether or not they have signed such amendment. 11.2 Extension; Waiver. Buyer, on the one hand, and the Company (before the Closing) or the Seller Representative (after the Closing), on the other hand, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made by the other party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the covenants, agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. For purposes of this Section 11.2, the Sellers agree that any extension or waiver signed by the Seller Representative shall be binding upon and effective against all Sellers whether or not they have signed such extension or waiver. ARTICLE XII GENERAL PROVISIONS 12.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or overnight or same-day courier service of national reputation (including U.S. Postal Service overnight delivery), or email to the parties at the

43 following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received: (a) if to Buyer, to: Yext, Inc. 61 Ninth Avenue, New York, NY 10011 Attention: General Counsel Email: gc@yext.com with a copy (which shall not constitute notice) to: Wilson Sonsini Goodrich & Rosati, Professional Corporation 1700 K Street N.W., Fifth Floor Washington, D. C. 20006 Attention: Mark P. Holloway Email: mholloway@wsgr.com (b) if to the Seller Representative, to: Mark Kabana 410 9th St. Huntington Beach, CA 92648 Email: mark@placesscout.com with a copy (which shall not constitute notice) to: Bidna & Keys, APLC 5120 Campus Drive Newport Beach, CA 92660 Attention: Howard Bidna, Esq. and Sasha Chegini Email: hbidna@bidnakeys.com and schegini@bidnakeys.com 12.2 Interpretation. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The words “in the ordinary course of business” when used herein shall be deemed in each case to be followed by the words “consistent with past practice.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references to Articles, Sections or Schedules are to Articles, Sections or Schedules in this Agreement. 12.3 Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or any other electronic transmission (including documents in PDF format) shall be effective as delivery of a manually executed counterpart to this Agreement. 12.4 Entire Agreement; Assignment. This Agreement, the Related Agreements, the Exhibits hereto, the Disclosure Letter, the Confidentiality Agreement, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement and

44 understanding among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof, (b) are not intended to confer upon any other person any rights or remedies hereunder, and (c) shall not be assigned by operation of law or otherwise without the consent of the parties hereto, other than by Buyer in connection to an affiliate of Buyer; provided that Buyer remains ultimately liable for all of Buyer’s obligations hereunder. 12.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision. 12.6 Other Remedies; Specific Performance. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity. 12.7 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within the State of Delaware in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the Laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process. 12.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. Nothing in the Disclosure Letter shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Letter identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Disclosure Letter shall be arranged in separate parts corresponding to the numbered and lettered sections contained herein permitting such disclosure, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only (a) the particular representation or warranty set forth in the corresponding numbered or lettered section herein permitting such disclosure and (b) any other representation or warranty that is contained in this Agreement to the extent the relevance of such disclosure is reasonably apparent on its face (without any independent knowledge on the part of the reader regarding the matter disclosed or any reference to any underlying document) to such other representation or warranty. All references to dollars or “$” shall refer to U.S. dollars unless otherwise

45 indicated. The term “made available” shall mean that the Company has posted such materials to the virtual data room managed by the Company on Dropbox and made available to parent and its representations during the negotiation of this Agreement, but only if so posted and made available on or prior to the date that is two Business Days prior to the date of this Agreement. 12.9 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. 12.10 Third Party Beneficiaries. Except for the provisions of Article VIII relating to the Buyer Indemnified Parties and the Sellers, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person, any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement. 12.11 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF. [remainder of page intentionally left blank]

IN WITNESS WHEREOF, Buyer, the Company, the Sellers and the Seller Representative have caused this Unit Purchase Agreement to be signed, all as of the date first written above. YEXT, INC. By: /s/ Michael Walrath Name: Michael Walrath Title: Chief Executive Officer

2 IN WITNESS WHEREOF, Buyer, the Company, the Sellers and the Seller Representative have caused this Unit Purchase Agreement to be signed, all as of the date first written above. KABANASOFT, LLC By: /s/ Mark Kabana Name: Mark Kabana Title: Chief Executive Officer MARK KABANA By: /s/ Mark Kabana KYLE COOK By: /s/ Kyle Cooke JOSEPH ALCARAZ By: /s/ Joseph Alcaraz PAVEL PUCHKAREV By: /s/ Pavel Puchkarev MARK KABANA, as SELLER REPRESENTATIVE By: /s/ Mark Kabana

3 Annex A Definitions For all purposes of this Agreement, the following terms shall have the following respective meanings: “280G Approval” shall have the meaning given to such term in Section Error! Reference source not found.. “Accounting Principles” shall mean a determination in accordance with the same accounting principles, practices, procedures, policies and methods, with consistent classifications, judgments, inclusions, exclusions and valuation and estimation methodologies that were employed in the preparation of the Financials. “Agreement” shall have the meaning given to such term in the preamble of this Agreement. “Antitrust Laws” shall mean any national, multinational, supranational, federal, state, county, local or foreign antitrust, competition or trade regulation Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including the HSR Act, the Sherman Act, the Clayton Act and the Federal Trade Commission Act, in each case, as amended, and other similar antitrust, competition or trade regulation laws of any jurisdiction other than the United States. “Balance Sheet Date” shall have the meaning given to such term in Section 3.6. “Basket” shall have the meaning given to such term in Section 8.5(d). “Business Day(s)” shall mean each day that is not a Saturday, Sunday or holiday on which banking institutions located in New York, New York are authorized or obligated by Law or executive order to close. “Buyer” shall have the meaning given to such term in the preamble of this Agreement. “Buyer Common Stock” shall mean the common stock, par value $0.001 per share, of Buyer. “Buyer Closing Stock Price” shall mean $6.46. “Buyer Indemnified Parties” shall have the meaning given to such term in Section 8.2. “Closing” shall have the meaning given to such term in Section 1.2. “Closing Consideration” shall mean an amount equal to (a) $20,300,000, minus (b) the aggregate amount of all Company Debt, plus (c) the Company Cash (whether positive or negative), minus (d) the Transaction Expenses, minus and (e) all Pre-Closing Taxes. “Closing Date” shall have the meaning given to such term in Section 1.2. “COBRA” shall have the meaning given to such term in Section 3.22(a). “Code” shall mean the Internal Revenue Code of 1986, as amended. “Company” shall have the meaning given to such term in the preamble of this Agreement. “Company Authorizations” shall have the meaning given to such term in Section 3.17.

4 “Company Cash” shall mean, as of immediately prior to the Closing Date, the amount of the Company’s consolidated unrestricted cash and cash equivalents, determined in accordance with the Accounting Principles, net of any outstanding checks, wire transfers and bank overdrafts, and reduced by any Taxes that would be imposed on a repatriation of such cash and cash equivalents to the United States. For the avoidance of doubt, Company Cash may be a negative number. “Company Data” shall mean all data and information Processed by or for the Company. “Company Debt” shall mean, as of immediately prior to the Closing, any Indebtedness of the Company. “Company Employee Plan” shall have the meaning given to such term in Section 3.22(a). “Company Intellectual Property” shall have the meaning given to such term in Section 3.13(a)(i). “Company Material Adverse Effect” shall mean any change, event or effect that is or is reasonably likely to be materially adverse to the business, assets (whether tangible or intangible), liabilities, condition (financial or otherwise), operations or capitalization of the Company, taken as a whole; provided, however, that any effect to the extent resulting or arising from any of the following shall not be considered when determining whether a Company Material Adverse Effect shall have occurred: (a) any change or development in general economic conditions in the industries or markets in which the Company operates, (b) any change in financing, banking or securities markets generally or (c) any act of war, armed hostilities or terrorism, change in political environment or any worsening thereof or actions taken in response thereto; provided, in each case, that such effects do not, individually or in the aggregate, have a disproportionate adverse impact on the Company, taken as a whole, relative to other Persons in the industries or markets in which the Company operates. “Company Products” shall mean all products, services and Technology developed, manufactured, marketed, made publicly or commercially available, provided or distributed by or on behalf of the Company, including products, services and Technology for which development is ongoing and that the Company intends to release publicly within six (6) months after the date hereof. “Company Registered Intellectual Property Rights” shall have the meaning given to such term in Section 3.13(b). “Company Source Code” shall have the meaning given to such term in Section 3.13(n). “Company Units” shall mean Class A Units, Class B Units, Class P Units and Class I Units of the Company. “Confidentiality Agreement” shall have the meaning given to such term in Section 6.1. “Conflict” shall have the meaning given to such term in Section 3.4. “Continuing Employee” shall mean each employee of the Company who becomes an employee of Buyer after the Closing Date. “Contract” shall mean any written or oral agreement, contract, subcontract, lease, binding understanding, instrument, note, bond, mortgage, indenture, option, warranty, purchase order, license, sublicense, benefit plan, obligation, commitment or undertaking of any nature. “Copyleft Licenses” shall have the meaning given to such term in Section 3.13(a)(iii).

5 “Current Balance Sheet” shall have the meaning given to such term in Section 3.6. “Data Processing Policy” shall mean each statement, policy, representation or notice of the Company relating to the Processing of Company Data, privacy, data protection, or security. “Data Processing Requirement” shall mean any applicable (i) Law relating to privacy, data protection, or security, (ii) Data Processing Policy, or (iii) requirement of any self-regulatory organization, industry best practice, industry standard (including, as applicable, the Payment Card Industry Data Security Standard), or Contract by which the Company is bound relating to the Processing of Company Data, privacy, data protection, or security, including, in each case, in connection with direct marketing or the initiation, transmission, monitoring, interception, recording, or receipt of communications. “Disclosure Letter” shall have the meaning given to such term in Article III. “DOL” shall have the meaning given to such term in Section 3.22(a). “Employee” shall have the meaning given to such term in Section 3.22(a). “Employee Agreement” shall have the meaning given to such term in Section 3.22(a). “Environmental Laws” shall mean all Laws relating to pollution or protection of the environment, exposure of any individual to Hazardous Materials, and Laws which prohibit, regulate or control any Hazardous Material, including Laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, registration, distribution, labeling, sale, or the exposure of others to, recycling, use, treatment, storage, disposal, transport, or handling of Hazardous Materials or any product containing any Hazardous Material, and including related electronic waste, product content or product take-back requirements, including the United States Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the United States Resource Recovery and Conservation Act of 1976, the United States Federal Water Pollution Control Act, the United States Clean Air Act, the United States Hazardous Materials Transportation Act, the United States Clean Water Act, Directive 2012/19/EU of the European Parliament and of the Council on Waste Electrical and Electronic Equipment and European Union Directive 2011/65/EU on the Restriction on the Use of Hazardous Substance, all as amended or replaced at any time. “ERISA” shall have the meaning given to such term in Section 3.22(a). “ERISA Affiliate” shall have the meaning given to such term in Section 3.22(a). “Escrow Agent” shall mean Acquiom Financial, LLC. “Escrow Agreement” shall have the meaning given to such term in Section 8.3(a). “Escrow Fund” shall mean the fund in which the Escrow Agent holds the Indemnity Escrow Fund Amount pursuant to the Escrow Agreement. “Escrow Fund Amount” shall mean $1,500,000. “Escrow Period” shall have the meaning given to such term in Section 8.3(b)(i). “Estimated Closing Certificate” shall have the meaning given to such term in Section 2.1. “Excess Company Debt” shall have the meaning given to such term in Section 8.2.

6 “Expense Fund” shall have the meaning given to such term in Section 1.5(b). “Expense Fund Amount” shall mean $25,000. “Expiration Date” shall have the meaning given to such term in Section 8.1. “Financials” shall have the meaning given to such term in Section 3.6. “FMLA” shall have the meaning given to such term in Section 3.22(a). “Fraud” shall mean intentional (and not reckless) fraud within the meaning of Delaware common law. “Fundamental Representations” shall mean the representations and warranties of the Company contained in Sections 3.1 (Organization of the Company), 3.2 (Company Capital Structure), 3.3 (Authority), 3.4(a)(i) (No Conflicts), 3.10 (Tax Matters), 3.21 (Brokers’ and Finders’ Fees), 4.1 (Capacity, Authorization and Validity), 4.2(a)(i) (No Conflict; Required Consents and Approvals), 4.4 (Title to Units), and 4.6 (Transaction Expenses). “GAAP” shall mean United States generally accepted accounting principles consistently applied. “Governmental Authority” shall have the meaning given to such term in Section 3.5. “Harmful Code” shall have the meaning given to such term in Section 4.14(r). “Hazardous Materials” shall mean any material, emission, or substance for which liability or standards of conduct may be imposed or that has been designated by a Governmental Authority to be a pollutant, contaminant, hazardous, toxic, radioactive or biological waste, or otherwise a danger to health, reproduction or the environment, including asbestos-containing materials (ACM), per- and polyfluoroalkyl substances, mold, and petroleum and petroleum products or any fraction thereof. “HIPAA” shall have the meaning given to such term in Section 3.22(a). “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder. “Incorporated Open Source Software” shall have the meaning given to such term in Section 3.13(o). “Indebtedness” of any Person shall mean, as of a specified date, without duplication: (a) all liabilities of such Person for borrowed money, whether current or funded, secured or unsecured, all obligations evidenced by bonds, debentures, notes or similar instruments, and all liabilities in respect of mandatorily redeemable or purchasable share capital or securities convertible into share capital; (b) all liabilities of such Person for the deferred purchase price of property or services, which are required to be classified and accounted for under GAAP as liabilities; (c) all liabilities of such Person in respect of any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which are, and to the extent, required to be classified and accounted for under GAAP as capital leases; (d) all liabilities of the Person in respect of any accounts payable that do not constitute a current liability; (e) all deferred revenue of the Company, (f) all liabilities of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction securing obligations of a type described in clauses (a), (b), (c), (d) or (e) above to the extent of the obligation secured; (g) all guarantees by such Person of any liabilities of a third party of a nature similar to the types of liabilities described in clauses (a), (b), (c), (d), (e) or (f) above, to the extent of the obligation guaranteed; (h) the aggregate amount of all accrued

7 interest payable with respect to any of the items described in clauses (a) through (g) above; and (i) the aggregate amount of all prepayment premiums, penalties, breakage costs, “make whole amounts,” balloon payments or fees, costs, expenses and other payment obligations that would arise if any or all of the items described in clauses (a) through (h) above were prepaid, extinguished, unwound and settled in full as of such specified date. “Intellectual Property Rights” shall have the meaning given to such term in Section 3.13(a)(iii). “International Employee Plan” shall have the meaning given to such term in Section 3.22(a). “IRS” shall mean the United States Internal Revenue Service. “Key Employees” shall mean Mark Kabana and Kyle Cook. “Knowledge” or “Known” shall mean, with respect to the Company, the actual knowledge after due inquiry of Mark Kabana and Kyle Cook. “Labor Agreement” shall have the meaning given to such term in Section 3.16(a)(iv). “Law” shall mean any foreign, federal, state or local law, statute, regulation, constitution, ordinance, code, edict, rule, order, injunction, judgment, doctrine, decree, directive, ruling, writ, requirement, assessment, award or arbitration award of a Governmental Authority, settlement, Contract or governmental requirement enacted, promulgated, entered into, or imposed by, any Governmental Authority (including, for the sake of clarity, common law), including but not limited to applicable residential real estate rules and regulations. “Lease Agreements” shall have the meaning given to such term in Section 3.12(a). “Leased Real Property” shall have the meaning given to such term in Section 3.12(a). “Liabilities” shall have the meaning given to such term in Section 3.7. “Lien” shall mean any lien, pledge, charge, claim, mortgage, security interest or other encumbrance of any sort. “Loss and Losses” shall have the meaning given to such term in Section 8.2. “Material Contract” shall have the meaning given to such term in Section 3.16(a). “Non-Competition Agreements” shall have the meaning given to such term in the Recitals. “Non-Continuing Employees” shall mean all Employees other than Continuing Employees. “Objection Notice” shall have the meaning given to such term in Section 8.4(b). “Off the Shelf Software” shall mean commercially available non-custom software that (1) is not incorporated into, linked with, or distributed in conjunction with Company Products, and (2) is made generally available on standard terms involving annual payments from the Company of less than $10,000. “Offer Letters” shall have the meaning given to such term in the Recitals. “Officer’s Certificate” shall have the meaning given to such term in Section 8.4(a).

8 “Open Source” shall have the meaning given to such term in Section 3.13(a)(v). “Organizational Documents” shall have the meaning given to such term in Section 3.1. “Pass-Through Tax” shall mean any Tax based on or measured by the income or net income of the Company or its subsidiaries for which the direct or indirect owners of the Company have primary liability under the Code or other applicable foreign, state or local Law. “Pass-Through Tax Return” shall mean any Tax Return of the Company or its subsidiaries (including IRS Form 1065 and accompanying Schedules K-1 and other schedules) that relates solely to Pass-Through Taxes. “Patent” shall have the meaning given to such term in Section 3.13(a)(i). “Payment Schedule” shall have the meaning given to such term in Section 1.6. “Pension Plan” shall have the meaning given to such term in Section 3.22(a). “Person” shall mean any individual, company, corporation, limited liability company, general or limited partnership, trust, proprietorship, joint venture, or other business entity, unincorporated association, organization or enterprise, or any Governmental Authority. “PIIA” shall have the meaning given to such term in the Recitals. “Pre-Closing Statement” shall have the meaning given to such term in Section 2.1. “Pre-Closing Taxes” shall mean (a) any Taxes of the Company or any of its subsidiaries relating or attributable to any Pre-Closing Tax Period that have not been paid as of the Closing Date, including any Taxes that are not yet due and payable as of the Closing Date, determined (i) as if the Company and its subsidiaries used the accrual method of Tax accounting throughout all Pre-Closing Tax Periods, (ii) by including in the Pre-Closing Tax Period any Taxes attributable to an adjustment in taxable income or similar amounts under Section 263A or 481(a) of the Code (or any similar provision of applicable Law) arising as a result of transactions, events or accounting methods employed prior to the Closing (including any change of such an accounting method required as a result of the transactions contemplated by this Agreement), regardless of when required to be taken into account under applicable Law, and (iii) by including any such Taxes with respect to prepaid amounts received or deferred revenues arising in any Pre-Closing Tax Period, regardless of when required to be taken into account under applicable Law; (b) any Transaction Payroll Taxes (except to the extent included in Transaction Expenses that are deducted from the Closing Consideration), Taxes required to be withheld from amounts payable pursuant to this Agreement and other Taxes attributable to or arising from the transactions contemplated by this Agreement, (c) Transfer Taxes borne by the Sellers under Section 1.8, (d) Taxes of any other Person arising as a result of the Company or any of its subsidiaries being or having been a member of an affiliated, consolidated, combined, unitary or similar group (including pursuant to Treasury Regulations Section 1.1502-6 or any similar provision of state, local or non-U.S. Tax Law) on or prior to the Closing Date, (e) Taxes for which the Company or any of its subsidiaries is liable as a transferee or successor, or by Contract, by operation of law or otherwise, which relate to a transaction or event occurring or action taken on or prior to Closing Date or as a result of an express or implied obligation of the Company or any of its subsidiaries arising on or prior to Closing Date to indemnify or otherwise assume or succeed to the Taxes of any other Person, and (f) (i) the amount of Taxes that would have been imposed on the Company or any of its subsidiaries or Buyer or its affiliates pursuant to Sections 951 or 951A of the Code in respect of the Company or any of its subsidiaries, if Buyer’s or its affiliates’ holding period with respect to the interests in the Company included the Closing Date and

9 the taxable years of the Company and all relevant Persons ended on the Closing Date, and (ii) any Taxes imposed on the Company or any of its subsidiaries or Buyer or its affiliates under Section 965(h) of the Code with respect to the Company, any of its subsidiaries, or any Person in which the Company directly or indirectly holds an interest prior to the Closing. “Pre-Closing Tax Period” shall mean any taxable period or portion thereof ending on or prior to the Closing Date, including the portion of any Straddle Tax Period ending on the Closing Date. “Pro Rata Portion” shall mean, with respect to each Seller the proportion of the Closing Consideration to which such Seller is entitled, as set forth in the Payment Schedule. “Process” shall mean, with respect to any data or set of data, any operation or set of operations performed thereon, whether or not by automated means, including access, adaptation, alignment, alteration, collection, combination, compilation, consultation, creation, derivation, destruction, disclosure, disposal, dissemination, erasure, interception, maintenance, making available, organization, recording, restriction, retention, retrieval, storage, structuring, transmission, and use, and security measures with respect thereto. “PTO” shall have the meaning given to such term in Section 3.13(b). “Registered Intellectual Property Rights” shall have the meaning given to such term in Section 3.13(a)(iii). “Related Agreements” shall mean the Offer Letters, the Non-Competition Agreements and each of the other agreements, documents, certificates and instruments to be delivered hereunder or thereunder. “Security Incident” shall have the meaning given to such term in Section 4.15(d). “Seller Representative” shall have the meaning given to such term in the preamble of this Agreement. “Straddle Tax Period” shall mean any taxable period beginning on or before and ending after the Closing Date. “Required Vote” shall have the meaning given to such term in the Recitals. “Survival Date” shall have the meaning given to such term in Section 8.1. “Systems” shall mean all information technology and computer systems and networks used by or for the Company or necessary for the conduct of the business of the Company. “Tax or Taxes” shall mean shall mean (i) any and all U.S. federal, state, local and non-U.S. taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, escheat, employment, excise and property taxes as well as public imposts, fees and social security charges (including health, unemployment and pension insurance), together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) of this definition of Taxes as a result of being or having been a member of an affiliated, consolidated, combined, unitary or similar group for any period (including any arrangement for group or consortium relief or similar arrangement), and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) of this definition of Taxes as a result of any express or implied obligation to indemnify any other Person or as a result of any obligation under any agreement or arrangement with any other Person with respect to such amounts and including any liability for taxes of a predecessor or transferor or otherwise by operation of law.

10 “Tax Contest” shall have the meaning given to such term in Section 6.6(d). “Tax Incentive” shall have the meaning given to such term in Section 3.10(o). “Tax Return” shall mean any U.S. federal, state, local and non-U.S. returns, estimates, declarations, notices, information statements and reports filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax, including any attachments or schedules thereto and amendments thereof. “Technology” shall have the meaning given to such term in Section 3.13(a)(i). “Third Party Claim” shall have the meaning given to such term in Section 8.4(a). “Transaction Expenses” shall have the meaning given to such term in Section 6.2. “Transaction Payroll Taxes” shall mean the employer portion of any payroll, employment or similar Taxes incurred with respect to any bonuses, option exercises and cash-outs, and other compensatory payments made in connection with the transactions contemplated by this Agreement. “Treasury Regulations” shall mean the United States Treasury Regulations issued pursuant to the Code, “WARN Act” shall have the meaning given to such term in Section 3.22(m).